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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 annual meeting of stockholders of CF Industries Holdings, Inc. (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 15, 2015, commencing at 10:00 a.m., local time, adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015.

At the Annual Meeting, stockholders will vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the Annual Meeting. Please take the time to read the Notice of Annual Meeting and Proxy Statement carefully.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Stephen A. Furbacher	W. Anthony Will
Chairman of the Board	President and Chief Executive Officer

Notice of Annual Meeting
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

Dear Stockholder:

The 2015 annual meeting of stockholders of CF Industries Holdings, Inc. will be held on Friday, May 15, 2015, commencing at 10:00 a.m., local time, adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015 (the "Annual Meeting"). The close of business on March 23, 2015 is the record date for determining stockholders entitled to vote at the Annual Meeting. A list of these stockholders will be available in our corporate headquarters at the above address before the Annual Meeting.

At the Annual Meeting, stockholders will be asked to:

•
elect the nine directors named in this proxy statement;

•
consider and approve an advisory resolution regarding the compensation of our named executive officers;

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ratify the selection of KPMG LLP as our independent registered public accounting firm for 2015;

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act upon two stockholder proposals, if properly presented at the Annual Meeting; and

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consider any other business properly brought before the Annual Meeting.

Your vote is important. Please vote your shares promptly so that your shares will be represented whether or not you attend the Annual Meeting. To vote your shares, you may use the Internet or call the toll-free telephone number as described on your Notice of Internet Availability of Proxy Materials or complete, sign, date, and return your proxy card.

By order of the board of directors,

Douglas C. Barnard

Senior Vice President, General Counsel, and Secretary

April 2, 2015

Proxy Statement
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors (the "Board") of CF Industries Holdings, Inc., a Delaware corporation ("CF Industries," and variously the "company," "we," "us," or "our"), of proxies to be voted at our 2015 annual meeting of stockholders and at any adjournment or postponement of such meeting (the "Annual Meeting").

You are invited to attend the Annual Meeting on Friday, May 15, 2015, commencing at 10:00 a.m., local time. The Annual Meeting will be held adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015.

These proxy materials were first sent or made available to stockholders on or about April 2, 2015.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), the company has elected to provide access to its proxy materials via the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials (the "Notice") to the company's stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the company with respect to its annual meetings.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

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View on the Internet the company's proxy materials for the Annual Meeting; and

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Instruct the company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to:

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elect as directors the nine nominees named in this Proxy Statement;

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consider and approve an advisory resolution regarding the compensation of our named executive officers;

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ratify the selection of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2015;

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act upon two stockholder proposals, if properly presented at the Annual Meeting; and

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consider any other business properly brought before the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CF Industries common stock you owned on March 23, 2015 (the record date). If you were a stockholder of record as of the record date, you will retain your right to vote, even if you sell your shares after the record date.

How many votes can be cast by all stockholders?

The total number of votes that can be cast by all stockholders is 47,902,187, consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that can be cast must be present for us to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting.

To vote by proxy, you must either:

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if you request printed copies of the proxy materials, fill out the proxy card, date and sign it, and return it in the postage-paid envelope included with the printed materials;

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call the toll-free telephone number on the Internet site listed on the Notice and proxy card; or

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use the Internet site listed on the Notice and proxy card.

The telephone and Internet voting procedures set forth on the Notice and proxy card are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by telephone or through the Internet, you should not return your proxy card.

To ensure that your vote is counted, please remember to submit your vote so that we receive it at least one business day prior to the Friday, May 15, 2015 Annual Meeting.

If you hold your CF Industries common stock in "street name" with a bank, brokerage firm, dealer, trust company, or other nominee, only they can exercise your right to vote with respect to your shares. Please follow the instructions provided to you by your bank, brokerage firm, dealer, trust company, or other nominee to authorize a proxy to vote your shares. If you want to vote in person at the Annual Meeting and you hold your stock in street name, you must obtain a "legal" proxy from your broker and bring that proxy to the Annual Meeting.

Can I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the annual meeting by either:

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sending a new proxy card with a later date;

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sending a written notice of revocation to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement;

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voting by telephone or through the Internet at a later date; or

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attending the Annual Meeting, requesting that your previously submitted proxy not be used, and voting in person.

What if I don't specify how my shares are to be voted?

Whether you vote by mail, telephone, or the Internet, your shares will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote or when voting on the Internet or by telephone you indicate that you wish to vote as recommended by the Board, your shares will be voted:

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FOR the election of the nine director nominees named in this Proxy Statement,

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FOR the advisory resolution on the compensation of our named executive officers,

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FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2015, and

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AGAINST each of the two stockholder proposals.

How many votes are required to elect directors and to adopt the other proposals?

With respect to Proposal 1, our Third Amended and Restated Bylaws (our "Bylaws") provide for a majority of the votes cast voting standard for the election of directors in uncontested elections. An "uncontested election of directors" means an election of directors in which, as of the date that is fourteen days in advance of the date we file our definitive proxy statement with the SEC, the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election. In accordance with procedures set forth in the company's corporate governance guidelines, any incumbent director (including the nine nominees standing for election at the Annual Meeting) who fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the company's corporate governance and nominating committee. The corporate governance and nominating committee will consider the resignation and, within 45 days following the date of the applicable annual meeting, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will then take formal action on the corporate governance and nominating committee's recommendation no later than 90 days following the date of the annual meeting. Following the Board's decision on the committee's recommendation, we will publicly disclose the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

For each of Proposals 2, 3, 4, and 5 and any other matter (other than Proposal 1) properly brought before the meeting, an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required in order to approve such proposal.

Can my shares be voted if I don't vote by proxy and don't attend the Annual Meeting?

If you are a stockholder of record, you can vote by proxy or by attending the Annual Meeting and voting in person. If you don't vote your shares held in street name, your broker can vote your shares on the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the election of the director nominees or any other matter on the agenda, other than the ratification of the selection of KPMG as our independent registered public accounting firm, without receiving instructions from you. This is referred to as a "broker non-vote." If you hold your shares in your own name, you must vote such shares in person or by proxy or they will not be voted.

How are my votes counted?

You may either vote for or against or you may abstain with respect to the election of each nominee for the Board. If you abstain with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to the election of such nominee and, accordingly, will have no effect on the election of that nominee. You may vote for or against or you may abstain on the approval of any other matter on the agenda. If you abstain from voting on any of these other matters on the agenda, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. Broker non-votes on any matter will be counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of Proposals 1, 2, 3, 4 and 5.

Could other matters be decided at the Annual Meeting?

We don't know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the Annual Meeting is postponed, adjourned, or delayed?

Your proxy will still be good and may be voted at the postponed, adjourned, or delayed meeting. You will still be able to change or revoke your proxy until it is voted.

What procedures must I follow to attend the Annual Meeting?

You will need proof of ownership of CF Industries stock to enter the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver's license. This will suffice if you hold your shares in your own name. If you hold your stock through a securities broker (that is, in street name), a recent brokerage statement or letter from your broker is an example of proof that you are the beneficial owner of such shares. No large bags, briefcases, or packages will be permitted in the Annual Meeting and stockholders will not be permitted to use any cameras (including cell phones with photographic capabilities), recording equipment, or electronic devices at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Effective as of the Annual Meeting, our directors will be elected each year for one-year terms expiring at the next annual meeting of stockholders, and we will not have a classified board of directors. Our Board had historically been divided into three classes, with one class of directors being elected for a three-year term at each annual meeting of stockholders. At our 2013 annual meeting of stockholders, stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to phase out the classification of the Board over a three-year period ending with the 2015 annual meeting of stockholders. As a result, although our Board currently remains divided into three classes of three directors each, the terms of all of the directors are scheduled to expire at the Annual Meeting, and the phase-out of the Board's classification will be completed effective as of the Annual Meeting.

Listed below are our nine directors. The Board has nominated each of our directors for re-election at the 2015 Annual Meeting. Each director elected at the 2015 Annual Meeting will serve a one-year term and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the Board may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the directors listed below.

The Board unanimously recommends that you vote FOR the election of the nominees presented in Proposal 1.

DIRECTOR NOMINEES

Set forth below is certain biographical information for each nominee for election as a director. The ages of the nominees are as of April 2, 2015.

Name	Age	Position with CF Industries
Robert C. Arzbaecher	55	Director
William Davisson	67	Director
Stephen A. Furbacher	67	Chairman of the Board
Stephen J. Hagge	63	Director
John D. Johnson	66	Director
Robert G. Kuhbach	67	Director
Edward A. Schmitt	68	Director
Theresa E. Wagler	44	Director
W. Anthony Will	49	President, Chief Executive Officer and Director

Robert C. Arzbaecher has been a member of our Board since August 2005 and serves as the chairman of our compensation committee and as a member of our audit committee. Mr. Arzbaecher has served as chairman of the board of Actuant Corporation, a manufacturer and marketer of industrial products and systems, since 2001 and served as president and chief executive officer of Actuant from 2000 until January 2014. From 1992 until 2000, he held various financial positions with Applied Power, Inc., Actuant's predecessor, the most recent of which was chief financial officer. Prior to 1992, Mr. Arzbaecher held various financial positions with Grabill Aerospace, Farley Industries, and Grant Thornton, a public accounting firm. Mr. Arzbaecher is a certified public accountant, and he is also a director of Fiduciary Management, Inc. mutual funds.

William Davisson has been a member of our Board since August 2005 and is a member of our audit and corporate governance and nominating committees. Mr. Davisson served as the chief executive officer of GROWMARK, Inc., an agricultural cooperative system, from 1998 through 2010. GROWMARK was an owner of our predecessor company, CF Industries, Inc., before our initial public offering ("IPO") in August 2005, and GROWMARK remains one of our largest customers. From 1998 to 2005, Mr. Davisson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2002 to 2004. Mr. Davisson worked in the GROWMARK system his entire career, from 1970 through 2010, and he is a certified public accountant.

Stephen A. Furbacher has been a member of our Board since July 2007 and chairman of the Board since May 2014. He is also our lead independent director. Mr. Furbacher is a member of our compensation and corporate governance and nominating committees. Mr. Furbacher served as president and chief operating officer of Dynegy Inc., a provider of wholesale power, capacity, and ancillary services to utilities, cooperatives, municipalities, and other energy companies, from August 2005 until December 2007 and as executive vice president of Dynegy's previously owned natural gas liquids business segment from September 1996 to August 2005. He joined Dynegy in May 1996, just prior to Dynegy's acquisition of Chevron's midstream business. Before joining Dynegy, Mr. Furbacher served as president of Warren Petroleum Company, the natural gas liquids division of Chevron U.S.A. He began his career with Chevron in August 1973 and served in positions of increasing responsibility before being named president of Warren Petroleum Company in July 1994. Mr. Furbacher serves as chief executive officer and president of GTBC, LLC, which operates Grand Teton Brewing Company.

Stephen J. Hagge has been a member of our Board since June 2010 and is a member of our audit and compensation committees. Mr. Hagge has served as the president and chief executive officer of AptarGroup, Inc., a leading global supplier of innovative dispensing systems for the fragrance/cosmetic, personal care, pharmaceutical, household, and food/beverage markets, since 2012. He served as chief operating officer of AptarGroup from 2008 to 2011, as chief financial officer of AptarGroup from 1993 to 2011 and as an executive vice president and secretary of AptarGroup from 1993 to 2011. Mr. Hagge has served as a director of AptarGroup since 2001.

John D. Johnson has been a member of our Board since August 2005 and is a member of our compensation and corporate governance and nominating committees. Mr. Johnson served as the president and chief executive officer of CHS Inc. (formerly Cenex Harvest States), a diversified energy, grains, and foods company, from 2000 through 2010. CHS was an owner of our predecessor company, CF Industries, Inc., before our IPO in August 2005, and CHS remains one of our largest customers. From 2000 to 2005, Mr. Johnson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2004 to 2005. Mr. Johnson joined Harvest States, a predecessor to CHS, in 1976, and served as president and chief executive officer of Harvest States from 1995 to 1998. From 1998 to 2000, Mr. Johnson served as general manager and president of CHS. Mr. Johnson served as a director of Gold Kist Holdings Inc. from 2004 to 2007.

Robert G. Kuhbach has been a member of our Board since February 2011 and serves as the chairman of our audit committee and as a member of our corporate governance and nominating committee. Mr. Kuhbach served as the senior vice president, general counsel and corporate secretary of Pall Corporation, a global manufacturer of filtration, separation and purification products, from January 2011 until June 2012. Mr. Kuhbach held various positions with Dover Corporation, a world-wide, diversified manufacturer of industrial products, from 1993 through 2009, including vice president—finance and chief financial officer from November 2002 through July 2009 and vice president, general counsel, and secretary from February 1993 through December 2002.

Edward A. Schmitt has been a member of our Board since August 2005 and serves as the chairman of our corporate governance and nominating committee and as a member of our compensation committee. Mr. Schmitt served as chairman of the board, chief executive officer, and president of Georgia Gulf Corporation, a major manufacturer of chemical products, from 2001 until 2008. From 1985 until 2001, he held various manufacturing and executive positions with Georgia Gulf, including executive vice president, president, and chief executive officer. Prior to 1985, Mr. Schmitt held manufacturing and engineering positions with Georgia Pacific Corporation (Georgia Gulf was created in 1985 from Georgia Pacific's commodity chemicals division), Allied Chemical Corporation, and the Aluminum Company of America. Mr. Schmitt served as a director of Georgia Gulf from 1998 to 2008.

Theresa E. Wagler has been a member of our Board since October 2014 and is a member of our audit and corporate governance and nominating committees. Ms. Wagler has served as chief financial officer and executive vice president of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States, since 2007 and 2009, respectively. She also serves as Steel Dynamics' principal accounting officer. She has held various positions of increasing responsibility since joining Steel Dynamics in 1998. Prior to joining Steel Dynamics, she served as assistant corporate controller for Fort Wayne National Bank and as a certified public accountant with Ernst & Young LLP.

W. Anthony Will has served as our president and chief executive officer and as a member of our Board since January 2014. He was previously our senior vice president, manufacturing and distribution, from January 2012 to January 2014, our vice president, manufacturing and distribution, from March 2009 to December 2011, and our vice president, corporate development, from April 2007 to March 2009. Mr. Will has also served in the comparable officer positions with Terra Nitrogen GP Inc. ("TNGP") as he has held with CF Industries since April 2010. TNGP is our indirect, wholly-owned subsidiary and the sole general partner of Terra Nitrogen Company, L.P., a publicly-traded producer of nitrogen fertilizer products. Mr. Will has served as a director of TNGP since June 2010 and as chairman of the board of TNGP since January 2014. Before joining CF Industries, Mr. Will was a partner at Accenture Ltd., a global management consulting, technology services, and outsourcing company. Earlier in his career, he held positions as vice president, business development at Sears, Roebuck and Company and vice president, strategy and corporate development at Fort James Corporation. Prior to that, Will was a manager with the Boston Consulting Group, a global management consulting firm. Mr. Will holds a B.S. degree in electrical engineering from Iowa State University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Set forth below is a table with certain additional information regarding specific experiences, qualifications, attributes, and skills of our directors and director nominees that highlight their qualification to serve as directors of CF Industries. A description of the general experiences, qualifications, attributes, and skills our corporate governance and nominating committee considers in recommending director nominees to our Board, and has in the past determined each of our Board members to possess, is set forth below under the heading "Nominations of Director Candidates."

Name	CEO Experience	Other Public Boards	Related Industry	International Experience	Functional Background
Robert C. Arzbaecher	Former	Own/Outside		Indirect	Financial
William Davisson	Former		Agriculture		Financial
Stephen A. Furbacher			Energy		Operations
Stephen J. Hagge	Current	Own		Indirect	Ops/Fin
John D. Johnson	Former	Outside	Agriculture	Indirect	Operations
Robert G. Kuhbach		Own		Indirect	Fin/Legal
Edward A. Schmitt	Former	Own	Chemicals		Operations
Theresa E. Wagler					Financial
W. Anthony Will	Current		Fertilizer		Operations

EXECUTIVE OFFICERS

Set forth below is certain biographical information for our executive officers other than Mr. Will (whose biographical information appears above under the heading "Director Nominees"). Each of our executive officers has also served in the comparable officer positions with TNGP as he or she has held with CF Industries since April 2010.

Douglas C. Barnard (age 56) has served as our senior vice president, general counsel, and secretary since January 2012 and was previously our vice president, general counsel, and secretary from January 2004 to December 2011. Mr. Barnard has served as a director of TNGP since June 2010. Prior to joining CF Industries in January 2004, Mr. Barnard had been an executive vice president and general counsel of Bcom3 Group, Inc., an advertising and marketing communication services group. Earlier in his career Mr. Barnard was a partner in the law firm of Kirkland & Ellis LLP and, prior to that, a vice president, general counsel, and secretary of LifeStyle Furnishings International Ltd., a manufacturer and distributor of residential furniture and decorative fabrics. He holds a B.S. degree from the Massachusetts Institute of Technology, a J.D. degree from the University of Minnesota, and an M.B.A. degree from the University of Chicago. Mr. Barnard is also a lecturer at the University of Chicago Law School.

Christopher D. Bohn (age 47) has served as our senior vice president, supply chain, since January 2015 and was previously our vice president, supply chain, from January 2014 to December 2014. He was previously our vice president, corporate planning, from October 2010 to January 2014 and our director, corporate planning and analysis, from September 2009 to October 2010. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc. He holds a B.S. degree in finance from Indiana University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Bert A. Frost (age 50) has served as our senior vice president, sales, distribution, and market development, since May 2014 and was previously our senior vice president, sales and market development, from January 2012 to May 2014 and vice president, sales and market development, from January 2009 to December 2011. Before joining CF Industries in November 2008, Mr. Frost spent over 13 years with Archer Daniels Midland Company, where he served most recently as Managing Director—International Fertilizer/Inputs from June 2008 to November 2008 and Director—Fertilizer, Logistics and Ports Divisions, ADM—Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer Daniels Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University and he is a graduate of the Harvard Business School's Advanced Management Program.

Adam Hall (age 40) has served as our vice president, corporate development, since June 2013. Before joining CF Industries, Mr. Hall spent 4 years with Bunge Limited, where he served as executive director, corporate strategy and development, from August 2010 to May 2013, where he led global strategy, mergers and acquisitions and the development of new growth initiatives, and director of global strategy and business development, sugar and bioenergy, from August 2009 to August 2010. Prior to his most recent role with Bunge, he worked in a number of countries in positions with several international companies, including, as a manager at Bain & Company, a global management consulting firm, from January 2008 to August 2009, and as a consultant at LEK Consulting, a global strategy consulting firm, from February 1999 to May 2002. Mr. Hall began his career as a corporate attorney with the law firm of Clayton Utz in Perth, Australia. He earned undergraduate degrees in law and commerce from the University of Western Australia and an M.B.A. degree from Harvard Business School.

Richard A. Hoker (age 50) has served as our vice president and corporate controller since November 2007. Mr. Hoker has also served as a director of TNGP since January 2014 and previously served as a director of TNGP from September 2010 to August 2011. Before joining CF Industries, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm's audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is a certified public accountant.

Wendy S. Jablow Spertus (age 52) has served as our senior vice president, human resources, since January 2012 and was previously our vice president, human resources, from August 2007 to December 2011. Prior to joining us, Ms. Jablow Spertus served as the chief human resources officer of Fenwal, Inc., a medical device manufacturer. Earlier in her career, Ms. Jablow Spertus spent eight years with Ideal Industries, Inc., an electrical equipment manufacturer and technology design company, where she served as vice president, human resources and administration. During much of her time at Ideal Industries, Ms. Jablow Spertus held a concurrent position as vice president and general manager of Ideal Industries' DataComm business unit. Ms. Jablow Spertus holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. degree from the University of Michigan. She is a certified public accountant.

Dennis P. Kelleher (age 51) has served as our senior vice president and chief financial officer since August 2011. Mr. Kelleher has also served as a director of TNGP since August 2011. Before joining CF Industries, Mr. Kelleher served as vice president, portfolio and strategy for BP plc's upstream business. From 2007 to 2010, Mr. Kelleher served as chief financial officer for Pan American Energy LLC. From 2005 to 2007, Mr. Kelleher served as vice president, planning and performance management for BP plc's upstream business. Mr. Kelleher was employed as a senior accountant at Arthur Andersen & Co. early in his career. He holds a B.S. degree in accountancy from the University of Illinois and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University. He is a certified public accountant.

Philipp P. Koch (age 63) has served as our senior vice president, manufacturing, since January 2014. He was previously our senior vice president, supply chain, from January 2012 to January 2014, our vice president, supply chain, from January 2008 to December 2011 and our vice president, raw materials procurement, from July 2003 to January 2008. Before joining CF Industries in 2003, Mr. Koch spent nearly 25 years in the energy industry with Amoco Corporation and BP plc. Mr. Koch has a B.A. degree from Greenville College and an M.B.A. degree from DePaul University.

CORPORATE GOVERNANCE

CF Industries is committed to implementing sound corporate governance practices that enhance the effectiveness of our Board and management. Our corporate governance and nominating committee periodically reviews corporate governance developments and best practices along with our policies and business strategies. The committee advises our Board and management in an effort to strengthen existing governance practices and develop new policies that make CF Industries a better company. We are proud of the steps we have taken and the progress we have made to further strengthen our corporate governance practices and demonstrate our responsiveness to stockholder concerns. Highlights of our corporate governance practices include:

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Eight of our nine directors are considered independent, including our chairman.

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Effective as of the Annual Meeting, all directors will be elected annually, and we will not have a classified board of directors.

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We have a majority vote standard for the election of directors in uncontested elections.

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The Board adopted amendments to our Bylaws in February 2015 to implement proxy access. For further information, see "—Proxy Access," below.

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Stockholders representing not less than 25% of our outstanding common stock can call a special meeting of stockholders.

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All supermajority voting provisions have been eliminated from our certificate of incorporation and our Bylaws.

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In March 2015, we effectively terminated our rights plan by amending the plan to accelerate the expiration date of the preferred stock purchase rights from July 21, 2015 to March 31, 2015.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to document its overall management governance philosophy. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of our Board. The Board's goal is to build long-term value for our stockholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Director Independence

The experience and diversity of our directors has been, and continues to be, critical to our success. Our corporate governance guidelines require that the Board be composed of at least a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (the "NYSE"). Additionally, in accordance with NYSE listing standards, the members of our audit, compensation, and corporate governance and nominating committees must be independent. Our Board has made an affirmative determination that all eight of our non-management directors have no material relationship with CF Industries or any of its subsidiaries (other than being a director and stockholder of CF Industries) and, accordingly, meet the applicable requirements for "independence" set forth in the NYSE's listing standards.

Leadership of the Board

Our governance documents provide the Board with the flexibility to select the appropriate leadership structure for CF Industries. The Board does not require the separation of the offices of Board chairman and chief executive officer and is free to choose its chairman in any way that it deems best for CF Industries at any given point in time. At the present time, the offices of Board chairman and chief executive officer are separated. In continuing the separation of the offices of Board chairman and chief executive officer, the Board has taken into account a number of factors, including (1) that separating these positions allows our Board chairman to focus on the Board's role of providing advice to, and independent oversight of, management and (2) the time and effort our chief executive officer needs to devote to the management and operation of CF Industries and the development and implementation of our business strategies. Stephen A. Furbacher has served as our Board chairman since May 2014. Mr. Furbacher was selected because of his contributions to the leadership of the Board through his position as lead independent director of the Board. According to our corporate governance guidelines, if the chairman of the Board is not an independent director, our independent directors will designate one of their number to serve as a lead independent director. Otherwise, if the chairman of the Board is an independent director, he or she will serve as the lead independent director. Because Mr. Furbacher is an independent director, he continues to serve as our lead independent director. The lead independent director's duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the independent directors, and facilitating communications between the other members of the Board. Unless otherwise provided in a short-term succession plan approved by the Board:

•
in the event that our chief executive officer should unexpectedly become unable to perform his or her duties, the chairman of the Board (if the chairman is an independent director or else the lead independent director) shall allocate the duties of the chief executive officer among our other senior officers; and

•
in the event that the chairman of the Board should unexpectedly become unable to perform his or her duties, the chief executive officer (if the chairman of the Board is an independent director or else the lead independent director) shall assume the duties of the chairman of the Board, in each case, until the Board has the opportunity to consider the situation and take action.

Meetings of Non-management Directors

At each regularly scheduled meeting, the Board conducts executive sessions, which are discussions that involve only the non-management directors. Our corporate governance guidelines state that the lead independent director or, in such director's absence, another independent director designated by the lead independent director will preside at the executive sessions of the Board.

Code of Corporate Conduct

Our Board has adopted a code of corporate conduct that is applicable to all of our directors, officers, and employees. A copy of the code is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement. We intend to disclose on our corporate website any amendment to any provision of the code that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Exchange Act and any waiver from any such provision granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Stockholder Engagement

We believe that building positive relationships with our stockholders is critical to CF Industries' success. We value the views of, and regularly communicate with, our stockholders on a variety of topics, such as our financial performance, corporate governance and related matters. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters. We welcome your input and feedback and look forward to continued engagement with our stockholders.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board, any individual director, or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

All communications received as set forth in the preceding paragraph will be opened by the office of our general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors and then forwarded promptly to each addressee. In the case of communications to the Board or any group or committee of directors, the office of the general counsel will distribute copies of the contents to each director who is a member of the Board or of the group or committee to which the envelope or correspondence is addressed.

Political Contributions Report

We prepare a semiannual Political Contributions Report listing CF Industries' political contributions. Each Political Contributions Report is posted on our website and presented to the corporate governance and nominating committee. Additionally, the Political Contributions Reports set forth the United States trade associations and other similar non-profit organizations to which the company annually pays dues of $20,000 or more and identify the portion of such dues that is used for advocacy and/or political activities by those associations. The most recent Political Contributions Report and our code of corporate conduct, containing our corporate policies related to political activities and contributions, lobbying and related matters, are currently available on our website.

Sustainability Report

We prepare an annual sustainability report with information related to our energy efficiency and emissions reduction initiatives, environmental, health and safety programs, charitable contributions, and other items. Each Sustainability Report is posted on our website and presented to the corporate governance and nominating committee.

Committees of the Board

Our Board has established three separate standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee. Our Board has adopted written charters for each of these committees and copies of these charters are available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The committee currently consists of Robert G. Kuhbach (chairman), Robert C. Arzbaecher, William Davisson, Stephen J. Hagge, and Theresa E. Wagler, all of whom our Board has affirmatively determined to be independent within the meaning of the corporate governance standards of the NYSE applicable to audit committee members. Our Board has also determined all of the members of the audit committee are "audit committee financial experts," as defined by the SEC. The audit committee assists the Board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm's qualifications, independence, and performance. The audit committee's report to stockholders appears elsewhere in this Proxy Statement.

Compensation Committee. Our compensation committee currently consists of Robert C. Arzbaecher (chairman), Stephen A. Furbacher, Stephen J. Hagge, John D. Johnson, and Edward A. Schmitt, all of whom our Board has affirmatively determined to be independent under the corporate governance standards of the NYSE. Our Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and incentive-compensation and equity-based plans. The compensation committee's report to stockholders appears elsewhere in this Proxy Statement. Additional information regarding the processes and procedures of the compensation committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading "Compensation Discussion and Analysis—Role of the Compensation Committee."

Corporate Governance and Nominating Committee. Our corporate governance and nominating committee currently consists of Edward A. Schmitt (chairman), William Davisson, Stephen A. Furbacher, John D. Johnson, Robert G. Kuhbach, and Theresa E. Wagler, all of whom our Board has affirmatively determined to be independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee's responsibilities include identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board; advising the directors with respect to the Board's composition, procedures, and committees; developing and recommending to the Board a set of corporate governance principles; and overseeing the evaluation of the Board and the president and chief executive officer.

Role of the Board in Risk Oversight

In fulfilling its risk oversight role, our Board focuses on the adequacy of our risk management process and the effectiveness of our overall risk management system. The goal of this oversight by the Board is to ensure that our employees who are responsible for risk management (i) adequately identify the material risks that the company faces in a timely manner; (ii) implement appropriate risk management strategies that are responsive to the company's risk profile, business strategies, and specific material risk exposures; (iii) integrate consideration of risk and risk management into business decision-making throughout the company; and (iv) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees. During 2014, our Board reviewed with key members of management responsible for management of risk the process by which management had identified the material risks to the company's strategic, operating, financial reporting, and compliance objectives, as well as the likelihood of occurrence, the potential impact, and the mitigating measures in each instance.

Attendance of Directors at Meetings

Directors are expected to attend meetings of our Board and the committees on which they serve, as well as our annual meeting of stockholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chairman of the Board or the chairman of the appropriate committee in advance of such meeting.

During 2014, our Board held thirteen meetings, our audit committee held nine meetings, our compensation committee held six meetings, and our corporate governance and nominating committee held five meetings. All of our directors attended 75% or more of the meetings of our Board and those committees of which they were members. All of our directors attended the 2014 Annual Meeting, which was held on May 14, 2014.

Stockholder Recommendations of Director Candidates

The corporate governance and nominating committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. The committee may also take into consideration the number of shares of our common stock that the recommending stockholder holds and the length of time that such shares have been held. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing and include the following information:

•
the name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of CF Industries, and the person's consent to be named as a director if selected by the committee and nominated by the Board.

The stockholder recommendation and information described above must be sent c/o the corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

Nominations of Director Candidates

The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the committee will examine a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company.

Our corporate governance guidelines and corporate governance and nominating committee charter reflect the intention of the Board that our board of directors represent a diversity of backgrounds. In accordance with the corporate governance and nominating committee charter and our corporate governance guidelines, the corporate governance and nominating committee considers diversity in identifying nominees for director, including personal characteristics such as race, gender and age, and the experiences and skills relevant to the Board's performance of its responsibilities in the oversight of the company. In furtherance of this objective, the corporate governance and nominating committee has determined that it will incorporate recruitment protocols that seek to identify candidates in any future director search who meet these diversity characteristics.

The corporate governance and nominating committee generally identifies potential nominees by engaging firms that specialize in identifying director candidates. Current directors and executive officers may also notify the committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on the Board. As described above, the committee will also consider candidates recommended by stockholders.

Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the corporate governance and nominating committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

In connection with the Annual Meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the Board nominate all of our directors for re-election to the Board. Additional biographical information regarding our directors and the particular experiences, qualifications, attributes, and skills that qualify them to serve as public company directors is set forth above under the heading "Director Nominees."

Proxy Access

In February 2015, the Board adopted bylaw amendments, which are now part of our Bylaws, to implement "proxy access," allowing eligible stockholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. The proxy access process under our Bylaws will first be available to stockholders in connection with our 2016 annual meeting of stockholders.

The following general description of proxy access under our Bylaws is qualified in its entirety by reference to the text of our Bylaws, a copy of which was included as an exhibit to our Current Report on Form 8-K filed with the SEC on February 10, 2015. You can obtain a copy of our Bylaws by writing our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Stockholders' Eligibility to Nominate

The proxy access provisions of our Bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 5% or more of our outstanding common stock for at least the previous three years to include a specified number of director nominees in our proxy materials for the annual meeting of stockholders.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders seeking to include director nominees in our proxy materials are aligned with those of other stockholders, a nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares.

Number of Stockholder-Nominated Candidates

The maximum number of stockholder-nominated candidates under the proxy access provisions of our Bylaws is equal to 20% of the directors in office at the time of nomination. If the 20% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates is the closest whole number below 20%. If the Board decides to reduce the size of the Board after the nomination deadline, the 20% calculation will be applied to the reduced size of the Board, with the potential result that a stockholder-nominated candidate may be disqualified.

Stockholder-nominated candidates that the Board determines to include in our proxy materials as Board-nominated candidates will be counted against the 20% maximum.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds 20%

Nominating stockholders using the proposed proxy access provisions of our Bylaws are required to provide a list of their proposed nominees in rank order. If the number of stockholder-nominated candidates under those provisions exceeds 20%, the highest ranking qualified individual from the list proposed by each nominating stockholder, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, will be selected for inclusion in our proxy materials until the maximum number is reached.

Nominating Procedure

To provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in our proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year's annual meeting of stockholders.

Information Required of All Nominating Stockholders

Each stockholder seeking to include a director nominee in our proxy materials is required to provide certain information, including

•
proof of qualifying stock ownership as of the date of the submission and the record date for the applicable annual meeting of stockholders;

•
the stockholder's notice on Schedule 14N required to be filed with the SEC;

•
the written consent of the stockholder nominee to being named in the proxy statement and serving as a director, if elected; and

•
the information required by the advance notice provision of our Bylaws relating to nomination of directors.

Nominating stockholders are also required to make certain representations and agreements regarding

•
lack of intent to effect a change of control;

•
intent to maintain qualifying ownership through the meeting date;

•
intentions with respect to maintaining qualifying ownership for one year after the meeting date;

•
only participating in the solicitation of their nominee or Board nominees; and

•
complying with solicitation rules and assuming liabilities related to and indemnifying us against losses arising out of the nomination.

Information Required of All Stockholder Nominees

Each nominee for election as a director, including each stockholder nominee, is required to make specified representations and agreements, including representations and agreements regarding

•
refraining from voting commitments; and

•
disclosure of special compensation arrangements in connection with the nominee's candidacy for director.

Each stockholder nominee also must submit completed and signed questionnaires required of our directors and officers and provide any additional information necessary for the Board to determine if such nominee is independent.

Disqualification of Stockholder Nominees

A stockholder nominee would not be eligible for inclusion in our proxy materials if

•
he or she has been nominated on an opposing slate under the advance notice provision of our Bylaws relating to nomination of directors;

•
the nominating stockholder who nominated him or her is soliciting for one or more candidates nominated on an opposing slate under that advance notice provision of our Bylaws;

•
his or her election would cause us to violate our certificate of incorporation or Bylaws or any laws or regulations;

•
he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past year;

•
he or she is the subject of a pending criminal proceeding; or

•
the nominee or the nominating stockholder who nominated him or her has provided false and misleading information to us or breached any of their obligations under the proxy access provisions of our Bylaws.

Future Disqualification of Stockholder Nominees

Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible for election at the meeting or do not receive at least 25% of the votes cast in the election would be ineligible for nomination under the proxy access provisions of our Bylaws for the next two years.

Supporting Statement

Nominating stockholders under the proxy access provisions of our Bylaws are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). We may omit any information or statement that we, in good faith, believe would violate any applicable law or regulation.

COMMON STOCK OWNERSHIP

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 23, 2015, concerning the beneficial ownership of each person known to us to beneficially own more than 5% of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	3,140,060	(3)	6.6%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	5,081,617	(4)	10.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,999,377	(5)	8.3%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.

(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of March 23, 2015 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.

(3)
Based on a Schedule 13G (Amendment No. 7), dated January 12, 2015 and filed with the SEC on January 30, 2015, by BlackRock, Inc. ("BlackRock"). BlackRock reports beneficial ownership of shares by its direct and indirect subsidiaries, including BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock

  Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited. These BlackRock entities have sole power to vote or to direct the vote of 2,683,925 shares of common stock and sole power to dispose or to direct the disposition of all 3,140,060 shares of common stock.

(4)
Based on a Schedule 13G (Amendment No. 1), dated March 9, 2015 and filed with the SEC on March 10, 2015, by FMR LLC ("FMR"), Edward C. Johnson 3d, a Director and the Chairman of FMR, and Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. FMR reports beneficial ownership of shares by its direct and indirect subsidiaries, including Fidelity Management Trust Company, Inc., FMR Co., Inc., Pyramis Global Advisors Trust Company, Pyramis Global Advisors, LLC, and Strategic Advisers, Inc. These FMR entities have sole power to vote or to direct the vote of 283,341 shares of common stock and sole power to dispose or to direct the disposition of all 5,081,617 shares of common stock.

(5)
Based on a Schedule 13G (Amendment No. 4), dated February 9, 2015 and filed with the SEC on February 10, 2015, by The Vanguard Group, Inc. ("Vanguard"). Vanguard reports beneficial ownership of shares of itself, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary. These Vanguard entities have sole power to vote or to direct the vote of 85,945 shares of common stock, sole power to dispose or to direct the disposition of 3,919,697, and shared power to dispose or to direct the disposition of 79,680 shares of common stock.

Common Stock Ownership of Directors and Management

The following table sets forth information, as of March 23, 2015, concerning the beneficial ownership of our common stock by:

•
each director and each of our named executive officers (including Stephen R. Wilson who retired as president and chief executive officer of the company effective January 1, 2014) and

•
all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Owned Directly or Indirectly(2)	Shares of Common Stock that can be Acquired within 60 Days(3)	Total Shares of Common Stock	Percent of Class
Robert C. Arzbaecher	12,904	—	12,904	*
William Davisson	4,863	—	4,863	*
Stephen A. Furbacher	7,289	—	7,289	*
Stephen J. Hagge	4,459	—	4,459	*
John D. Johnson	13,135	—	13,135	*
Robert G. Kuhbach	3,888	—	3,888	*
Edward A. Schmitt	9,592	—	9,592	*
Theresa E. Wagler	471	—	471	*
W. Anthony Will(4)	14,360	54,911	69,271	*
Dennis P. Kelleher	7,001	21,861	28,862	*
Douglas C. Barnard(4)	8,539	37,670	46,209	*
Bert A. Frost	7,569	38,619	46,188	*
Philipp P. Koch	11,768	18,824	30,592	*
All directors and executive officers as a group (17 persons)	126,085	209,906	335,991	*
Stephen R. Wilson	58,962	21,679	80,641	*

*
Less than 1%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual's spouse, subject to community property laws where applicable.

(2)
The shares indicated include for each of Messrs. Arzbaecher, Davisson, Hagge, Johnson, Kuhbach, and Schmitt 483 shares of restricted stock, for Mr. Furbacher 806 shares of restricted stock and for Ms. Wagler 471 shares of restricted stock, in each case granted under our 2014 Equity and Incentive Plan, that have not yet vested. The shares indicated for Messrs. Will, Kelleher, Barnard, Frost, and Koch, respectively, include 3,360, 3,570, 2,710, 3,360, and 2,925 shares of restricted stock granted under our 2009 Equity and Incentive Plan that have not yet vested. These shares of restricted stock can be voted during the vesting period. The table does not include restricted stock units or performance vesting restricted stock units granted to our executive officers under our 2009

  Equity and Incentive Plan or our 2014 Equity and Incentive Plan, as these awards cannot be voted during the vesting period.

(3)
The shares indicated in this column represent shares underlying stock options granted under our 2005 Equity and Incentive Plan or 2009 Equity and Incentive Plan that have already vested or that will vest within 60 days. The shares underlying these stock options cannot be voted.

(4)
Messrs. Will and Barnard each also hold, respectively, 378 and 2,647 additional "phantom" shares as a deemed investment under our Supplemental Benefit and Deferral Plan (a non-qualified benefits restoration and deferred compensation plan). These phantom shares cannot be voted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers, and ten percent holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2014, with the exception of one late Form 4 with respect to an aggregate of two transactions for Mr. Hoker and one late Form 4 with respect to a single transaction for each of Messrs. Barnard, Bohn, Frost and Hall, Ms. Jablow Spertus and Messrs. Koch and Will, relating in each case to the withholding of stock to satisfy tax withholding obligations upon the vesting of restricted stock and resulting in each case from our administrative oversight.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("SAY ON PAY")

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis beginning on page 23 and the Executive Compensation tables and accompanying narrative discussion beginning on page 41. This proposal is commonly referred to as a "Say on Pay" proposal.

The Board and the compensation committee believe that the compensation of the executive officers named in this Proxy Statement is appropriate and in the best interests of our stockholders. As discussed in more detail in the Compensation Discussion and Analysis beginning on page 23, our compensation programs are intended to (i) align the interests of our officers with those of our stockholders, (ii) permit the company to remain competitive in the market for highly qualified management personnel, and (iii) provide appropriate incentives for attainment of both our short-term and long-term goals. We have instituted stock ownership guidelines and an incentive compensation "clawback" policy to encourage appropriate levels of risk taking by our management. We continue to provide for significant levels of "at risk" performance-based compensation, which further aligns executive and stockholder interests. For example, commencing in 2014, we began granting a portion of named executive officers' annual equity awards as performance vesting restricted stock units. We regularly review (along with outside compensation consultants) our incentive compensation programs to ensure compatibility with our compensation philosophy. Accordingly, we are asking you to vote FOR the adoption of the following resolution:

  "RESOLVED, that the stockholders of CF Industries Holdings, Inc. approve the compensation of the CF Industries Holdings, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion."

As an advisory vote, this proposal is not binding on the company. Although the vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

At our annual meeting of stockholders held in May 2011, our stockholders voted in favor of an annual frequency of future advisory votes on executive compensation. Following the 2011 annual meeting, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers, which will occur no later than the company's annual meeting of stockholders in 2017. Thus, the next advisory "Say on Pay" proposal will be held at our 2016 annual meeting.

The Board unanimously recommends that you vote FOR the Say on Pay proposal.

COMPENSATION DISCUSSION AND ANALYSIS

Development of Compensation Approach and Objectives

The compensation committee oversees our compensation and employee benefit plans and practices. The committee is composed of five independent non-employee directors and operates under a written charter adopted by our Board. On an ongoing basis, the committee reviews our compensation policies relative to market competitiveness and the needs of our business and then determines what changes in the compensation program, if any, are appropriate.

Compensation Philosophy

Our compensation committee has adopted a compensation philosophy that seeks to align the interests of our employees and our stockholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining best performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective and sustainable across business cycles.

Our goal is to provide direct compensation that is market competitive with other comparable companies. To gauge the competitiveness of our total compensation offering, we compare ourselves against a reference group of similar companies in related industries described below under the heading "Industry Reference Group."

Incentive opportunities are structured in light of our cyclicality and emphasis on a team-based culture.

Components of Compensation

The following compensation elements support the needs of the business, our stockholders, and our employees:

•
We seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are targeted around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews.

•
Short-term incentives provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Short-term incentives are also targeted around the market median, and achievement of these awards depends on attaining corporate performance goals.

•
Long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2009 Equity and Incentive Plan and our 2014 Equity and Incentive Plan allow the use of stock options, full-value share-based awards (such as the time vesting and performance vesting restricted stock units we award executive officers), and cash-based awards. Participation is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. The guidelines allow for individual variation in long-term incentives based on performance level, potential contribution, and value to the business. In general, long-term incentives for our executive officers are targeted between the market median and the 75th percentile of our industry group.

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Benefit plans are offered at market-competitive levels. We seek to keep benefit plans simple in scope and range, focusing on key employee needs.

Allocation of Compensation Elements

We provide a mixture of cash compensation and non-cash compensation to our executive officers. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.

We have not established any target allocation between cash and non-cash compensation or between short-term and long-term incentives for our executive officers in the aggregate. Instead, our allocation is based primarily on competitive market practices and the respective median levels by position for base salaries, annual incentive awards, and long-term incentive awards. We also consider any internal factors that may cause us to adjust particular elements of an individual executive officer's compensation. These factors may include an individual's operating responsibilities, management level, and tenure and performance in the position.

As a general matter, we do not directly consider amounts realized or realizable from prior compensation in setting future compensation levels or in establishing the particular elements of compensation. As discussed below, however, our compensation committee does review the existing base salaries and target annual incentive levels for our executive officers in connection with its approval of their new base salaries and target annual incentive levels for the following year.

We also generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when our compensation committee grants awards under our long-term incentive program, the committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code. In addition, as discussed below, we will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m) to the extent practicable and in the best interests of CF Industries and its stockholders.

Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.

Role of the Compensation Committee

Our Board has adopted a written charter for our compensation committee, which is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

The Board makes compensation decisions for our non-management directors, acting on the recommendation of the compensation committee, and the committee makes compensation decisions for our executive officers, giving consideration to the recommendations of our chief executive officer with respect to the executive officers other than himself.

The chairman of the compensation committee sets the agenda for committee meetings, with the assistance of our chief executive officer, our senior vice president of human resources, and our corporate secretary. These executive officers also attend meetings of the committee. At each meeting that is held in person, the compensation committee members also meet in executive session without any members of management present unless the committee determines that no executive session is necessary.

The compensation committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the committee has engaged Towers Watson, an outside global human resources consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers. The committee also meets regularly with Towers Watson in executive sessions without management present. See "Compensation Consultant Matters" below for additional information regarding the compensation committee's engagement of Towers Watson as its compensation consultant, as well as amounts paid to Towers Watson during fiscal 2014 for executive compensation consulting and other services. Our senior vice president of human resources also supports the committee in its duties.

From time to time, the compensation committee may delegate to our chief executive officer, our senior vice president of human resources, or our corporate secretary the authority to implement certain decisions of the committee or to fulfill certain administrative duties.

Compensation Committee Activities

Our compensation committee has taken a number of steps designed to enhance its ability to carry out its responsibilities effectively and also to ensure that we maintain strong links between executive pay and performance. Examples of these actions include:

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adopting a statement of our compensation philosophy (see "Compensation Philosophy" above);

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instituting a practice of holding executive sessions (without management present) at every committee meeting that is held in person unless the committee determines that no executive session is necessary;

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retaining an outside compensation consultant (Towers Watson) to advise the committee on executive compensation issues and meeting regularly with the compensation consultant in executive sessions without management present (see "Compensation Consultant Matters" below);

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adopting stock ownership guidelines for our officers and directors and modifying the guidelines from time to time as appropriate (see "Stock Ownership Guidelines" below);

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adopting an industry reference group for use in establishing compensation and incentive levels and modifying the composition of the group from time to time as appropriate (see "Industry Reference Group" below);

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reviewing on an annual basis the existing base salaries and target annual incentives for our executive officers and approving changes in cash compensation levels as appropriate (see "Cash Compensation" below);

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reviewing on an annual basis our short-term incentive program, modifying the program as appropriate, and granting short-term incentive awards to our executive officers (see "Short-term Incentives" below);

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reviewing on an annual basis our long-term incentive program, modifying the program as appropriate, and granting long-term incentive awards to our executive officers, including adding the grant of performance-based awards to the mix of annual awards granted to our named executive officers commencing in fiscal year 2014 (see "Long-term Incentives" below);

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reviewing on an annual basis our change in control, severance, and retirement benefits and modifying these benefits as appropriate (see "Change in Control, Severance, and Retirement Benefits" below);

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reviewing on an annual basis "tally sheets" summarizing the total compensation and benefits for our chief executive officer and the other named executive officers included in the compensation tables of this Proxy Statement under various assumptions and scenarios (see "Compensation of the Chief Executive Officer" below as well as the other above-referenced items);

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reviewing on an annual basis the potential effects of the various components of our compensation and benefits upon individual and collective behavior and ultimately our risk profile and approach to risk management (see "Compensation and Benefits Risk Analysis" below);

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reviewing on an annual basis the results of our stockholders' last advisory vote to approve the compensation of our named executive officers (see "Stockholder Say on Pay Votes" below); and

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reviewing on an annual basis the compensation of our non-management directors and recommending that our Board approve changes in such compensation from time to time as appropriate (see "Director Compensation" below).

Cash Compensation

The compensation committee recently reviewed the existing base salaries and target annual incentives for our executive officers for 2014 and approved new levels for 2015.

Review of Existing Compensation Levels for 2014

In connection with its review of our existing base salaries and target annual incentives, which had been in effect for 2014, the committee reviewed a report from Towers Watson, our outside compensation consultant, to obtain a general understanding of current compensation practices.

In performing its market assessment, the compensation consultant used its standard 2014 executive compensation database, adjusting for variations in revenue among the included companies and also for the passage of one year's time from the point of data collection.

In addition, the committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of named executive officers at 13 similar companies in related industries. Additional information regarding this group of companies is set forth below under the heading "Industry Reference Group."

The committee also reviewed cash compensation recommendations from our chief executive officer for each of the other executive officers. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, tenure and performance in the position, and potential.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are targeted around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Approval of New Compensation Levels for 2015

Based on its review and the other factors discussed above, the committee approved new base salaries and target annual incentives for 2015 for our chief executive officer and each of our additional current named executive officers. The following table shows the base salaries and target annual incentives for our named executive officers for 2015 as compared to 2014:

	Base Salary			Target Annual Incentive Level(1)
Name and Principal Position	2014	2015	Increase	2014	2015
W. Anthony Will President and Chief Executive Officer	$860,000	$1,000,000	16%	100%	120%
Dennis P. Kelleher Senior Vice President and Chief Financial Officer	$550,000	$575,000	5%	65%	70%
Douglas C. Barnard Senior Vice President, General Counsel, and Secretary	$475,000	$500,000	5%	65%	70%
Bert A. Frost Senior Vice President, Sales and Market Development	$510,000	$525,000	3%	65%	70%
Philipp P. Koch Senior Vice President, Supply Chain	$485,000	$500,000	3%	65%	65%

(1)
Target Annual Incentive for 2015 based on attainment of primary EBITDA objective and achievement of a secondary performance metric of 26% return on net assets (RONA). See the discussion below under the heading "Short-term Incentives."

Additional information with respect to the base salaries and annual incentive targets of these executive officers with respect to calendar years 2012, 2013, and 2014 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards."

Short-term Incentives

The compensation committee recently reviewed our short-term incentive program and then granted annual incentive awards to our executive officers for 2015 in accordance with the program design.

Review of the Short-term Incentive Program

During its review of our short-term incentive program, the committee considered the following general goals:

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the use of properly structured short-term incentives in order to align the interests of management and stockholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

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the need to create a framework for the program that can remain in effect for a significant period of time, while retaining the flexibility for the committee to make appropriate modifications that might prove necessary or desirable in order to reflect changing business conditions.

The committee also considered the following factors specific to our company:

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the difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and fertilizer products have upon our operating results; and

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the outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the committee reviewed a report from Towers Watson, our outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we use short-term incentives to provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Our short-term incentive awards are targeted around the market median. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Selection of Primary Performance Metric for 2015

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the annual incentive awards to our executive officers for 2015 will be based, in the first instance, on attainment of a primary overall EBITDA target of $500 million for the company's 2015 fiscal year. If that EBITDA performance target is attained for 2015, each executive officer will become eligible for an annual incentive award with respect to 2015 of $3 million, which amount would be subject to reduction in the discretion of the committee (sometimes referred to as "negative discretion"). The committee retains the discretion to reduce 2015 annual bonus awards from the $3 million level and it is expected to use that discretion if the EBITDA performance target is attained. If the primary EBITDA objective is not attained, no annual incentive awards will be made to the executive officers under the 2015 executive incentive program established pursuant to the company's annual incentive program. EBITDA is computed as the sum of (i) net earnings attributable to common stockholders plus (ii) interest expense (income)—net plus (iii) income taxes plus (iv) depreciation, depletion, and amortization less (v) loan fee amortization.

The committee determined that the use of an overall EBITDA performance goal, combined with the reservation of the committee's right to use negative discretion, provided the maximum level of flexibility to reward and encourage the achievement of annual financial results and other specified corporate performance goals while retaining the ability to pay incentive awards to executive officers which are deductible under Section 162(m) of the Code (as discussed in more detail below). The committee determined that the EBITDA target described above represents an appropriate level of corporate performance to warrant payment of some level of an annual incentive award to our executives for 2015, with the actual incentive payment to be made at the discretion of the committee based on performance against the specified secondary performance metric, as described below.

Selection of Secondary Performance Metric for 2015

If the primary EBITDA performance objective is attained, it is the committee's intention to use its negative discretion to pay 2015 annual bonuses based on our return on net assets (RONA), defined as the ratio (expressed as a percentage) of adjusted EBITDA divided by average operational assets.

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The "adjusted EBITDA" numerator of this metric is essentially the sum of (i) EBITDA (as described above) plus (ii) unrealized mark to market losses (gains) on hedges plus (iii) acquisition related transaction costs or fees plus (iv) restructuring, exit, impairment, system implementation, or similar types of costs plus (v) non-capitalized expenditures for in-process major capital projects less (vi) profits (losses) associated with acquisitions and divestitures completed during the year.

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The "average operational assets" denominator of this metric is essentially the simple average of the beginning and year-end values for the sum of (i) total assets less (ii) cash and cash equivalents less (iii) short-term investments less (iv) investments in auction rate securities less (v) investments in marketable equity securities less (vi) total current liabilities less (vii) long-term deferred income taxes less (viii) other noncurrent liabilities less (ix) expenditures for in-process major capital projects (as approved by the committee) less (x) assets associated with acquisitions and divestitures completed during the year plus (xi) short-term debt or notes payable included in current liabilities.

For 2015, the committee determined to fix average operational assets at $5.8 billion. In selecting RONA as the applicable metric, the committee noted that it will:

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facilitate evaluation of the performance of our executive officers with a focus on the results of their operating decisions; and

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facilitate comparisons of our operating results with the results of other companies that have different financing and capital structures and/or tax rates.

The committee also established threshold, target, and ceiling levels for the RONA performance metric:

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below the threshold level of 26% RONA, none of the short-term incentive award will be earned;

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at the threshold level of 26% RONA, half of the short-term incentive award target will be earned;

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at the target level of 37% RONA, all of the short-term incentive award target will be earned; and

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at and above the ceiling level of 47% RONA, twice the short-term incentive award target will be earned.

Linear interpolation will be applied for performance results between the threshold and target levels or between the target and ceiling levels.

As is noted above, if the primary EBITDA performance objective is not achieved, no annual incentive payment will be made to the executive officers under the 2015 executive incentive program established pursuant to the company's annual incentive program.

Measured over an extended period, the objective of the committee is to select performance levels such that we have a roughly (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the ceiling level. Although the committee considers management's outlook as one of several factors in evaluating the threshold, target, and ceiling performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, given the pronounced effects of highly volatile commodity prices upon our operating results. In general, the committee aims to achieve a larger payout under the program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.

In reviewing our short-term incentive program, the committee was also aware of alternative metrics for measuring company performance, such as achievement of operating efficiency goals, continued emphasis on the establishment of a behavioral-based safety culture, progress towards strategic objectives, performance relative to comparable companies, or performance relative to a variable budget, as well as alternative plan designs that emphasize the personal accomplishment of individual or shared goals. The objective in each case would have been to address the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices upon our operating results. However, the committee believes that absolute and objective measures of company performance align the interests of our executive officers with the interests of our stockholders, reflect our team-based culture, and are easier to design, administer, and communicate.

Approval of Annual Incentive Awards for 2015

As noted above, the compensation committee recently granted annual incentive awards to our executive officers for calendar year 2015 pursuant to our 2014 Equity and Incentive Plan. Underneath the umbrella of the primary EBITDA performance objective, we also assigned each executive officer a target award opportunity for 2015 ranging from 50% to 120% of his or her base salary depending on his or her compensation and responsibility level. Additional information regarding the committee's approval of new target annual incentive levels for our named executive officers for 2015 is set forth above under the heading "Cash Compensation—Approval of New Compensation Levels for 2015." For each of our executive officers, the actual annual incentive payment for 2015 will be based in the first instance on whether the overall EBITDA performance objective is attained as described above under the heading "Selection of Primary Performance Metric for 2015." If the primary EBITDA performance objective is attained, actual award amounts will be determined by the committee using its negative discretion authority based upon our RONA performance during 2015 as described above under the heading "Selection of Secondary Performance Metric for 2015."

Approval of Annual Incentive Payments for 2014

The compensation committee recently determined that each of our executive officers earned 104% of his or her target opportunity with respect to his or her annual incentive award for 2014, based on attainment of an approximately 39.4% RONA.

Additional information with respect to the compensation committee's grants of annual incentive awards and our subsequent cash payments to the named executive officers for 2012, 2013, and 2014 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards."

Long-term Incentives

The compensation committee reviewed our long-term incentive program during 2014 and granted long-term incentive awards to our executive officers.

General Considerations

During its review of our long-term incentive program, the committee considered the following general factors:

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the use of properly structured long-term incentives in order to align the interests of senior management and stockholders;

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the advantages and disadvantages of using stock options, shares of restricted stock, restricted stock units, and/or performance vesting restricted stock units for such purposes;

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the choice of vesting parameters for each type of long-term incentive award and the treatment of death, disability, retirement, resignation, and termination, with or without cause; and

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the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code.

The committee also considered the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total stockholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and fertilizer products upon our operating results.

In addition, the committee reviewed a report from Towers Watson, our outside compensation consultant, regarding competitive market practices with respect to the use of long-term incentives. In particular, Towers Watson assigned a low level of risk to our inclusion of performance vesting restricted stock units in our compensation plans.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2009 Equity and Incentive Plan and 2014 Equity and Incentive Plan allow the use of stock options, full-value shares, and cash-based awards. Eligibility is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Design of Awards for 2014

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the long-term incentive awards granted to our executive officers during 2014 should be composed of 60% stock options, 20% restricted stock units and 20% performance vesting restricted stock units (each measured by fair value on the date of grant). Performance vesting restricted stock units were included in the mix of awards commencing in 2014. During 2011, 2012 and 2013, long-term incentive awards granted to our executive officers were composed of 60% stock options and 40% shares of restricted stock.

In selecting a mixture of stock options, restricted stock units and performance vesting restricted stock units for our long-term incentive awards, the committee noted that:

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providing for performance vesting restricted stock unit awards that vest solely based on the company's relative total shareholder return further aligns the executive officers' interests with those of shareholders;

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the stock option award would provide potential value for executive officers that is tied solely to stock price appreciation after the date of grant;

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the restricted stock unit and performance vesting restricted stock unit awards would provide value for executive officers that fluctuates with total stockholder return (including dividends);

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the restricted stock unit and performance vesting restricted stock unit awards would foster stock ownership by executive officers; and

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the stock option and restricted stock unit awards would be subject to time vesting provisions and therefore create an additional retention mechanism for executive officers.

Approval of Awards for 2014

The compensation committee approved long-term incentive awards during 2014 pursuant to our 2009 Equity and Incentive Plan consisting of 85,500 stock options, 7,115 restricted stock units and 4,690 target performance vesting restricted stock units for our executive officers in the aggregate. Historically, it had been the compensation committee's practice to grant long-term incentive awards during the third quarter to coincide with the anniversary date of our IPO. In connection with the decision to begin granting performance vesting restricted stock units as a component of the company's long-term incentive program, the compensation committee determined to instead make annual grants of long-term incentive awards during the first quarter commencing with annual grants for 2014 to better align the grant date with the company's annual financial results and performance. Accordingly, the awards for 2014 were granted on March 3, 2014.

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On the grant date, the committee approved dollar-denominated stock option, restricted stock unit and performance vesting restricted stock unit awards for the individual executive officers. In setting the dollar-denominated values of the individual awards, the committee considered the competitive general industry market median value for the position (adjusted to reflect the individual's current base salary) as determined by Towers Watson, our outside compensation consultant. The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the executive officers other than himself. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, and tenure and performance in the position.

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After the close of business on the grant date, the dollar-denominated awards were translated into an actual number of stock options, restricted stock units and performance vesting restricted stock units using that day's closing price for our stock on the NYSE as the input to valuation formulas recommended by our outside compensation consultant and approved in advance by the committee and, in the case of the performance vesting restricted stock units, a Monte-Carlo simulation prepared by a third-party valuation firm. Similarly, the exercise price for the stock options was set to equal that day's closing price. The number of stock options represented 60% of the total value on the grant date, the number of restricted stock units represented 20% and the number of performance vesting restricted stock units represented the remaining 20%.

The terms and conditions of these long-term incentive awards were as follows:

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Subject to earlier forfeiture or accelerated vesting (as described below), the options granted during 2014 will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant.

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The restricted stock units granted to our executive officers will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the restricted stock units may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). The restricted stock units give the holder the right to receive shares of common stock at the time of vesting, based on the number of restricted stock units subject to the grant. We will pay dividend equivalents in cash with respect to the restricted stock units to our executive officers during the vesting period.

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The performance vesting restricted stock units granted to our executive officers will vest on the third anniversary of the grant date, subject to the attainment of the performance goals for the performance period and subject to earlier forfeiture or accelerated vesting (as described below). The performance vesting restricted stock units are settled in shares of common stock in an amount based on the company's three-year total shareholder return as compared to the total shareholder return of companies in the S&P 500 index, with 50%, 100% or 200% of the target number of shares to be delivered based on achieving threshold, target and maximum performance levels, respectively, and may be increased or decreased by up to 20% based on the company's total shareholder return relative to a select fertilizer peer group, which includes Agrium Inc, CVR Partners LP, Incitec Pivot Ltd, LSB Industries, Inc., The Mosaic Company, Potash Corporation of Saskatchewan Inc., and Yara International ASA. For companies in the peer group, share prices are determined based on the primary U.S. stock exchange or, if not traded on a U.S. stock exchange, the primary foreign stock exchange on which the stock is actively traded. Any stock prices from foreign stock exchanges and all dividends paid in foreign currency are converted into U.S. dollars for purposes of calculating total shareholder return. The performance vesting restricted stock units accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of performance vesting restricted stock units will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in the settlement of the performance vesting restricted stock units.

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As discussed below under the heading "—Change in Control, Severance, and Retirement Benefits," upon a change in control, the restrictions, limitations, and conditions applicable to the stock option, restricted stock unit, and performance vesting restricted stock unit awards will lapse, the performance goals with respect to the performance vesting restricted stock unit awards will be deemed fully achieved at the greater of target or actual performance to-date, and all of the awards will become fully vested and exercisable. The stock option and restricted stock unit awards will also become fully vested and exercisable upon death or disability. The performance vesting restricted stock unit awards become vested at the target level of performance upon death or disability and the number of units is pro rated based on the period of time between the date of grant and the event of death or disability.

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As discussed below under the heading "—Change in Control, Severance, and Retirement Benefits," for those employees who have reached the age of 60 with at least five years of service at the time of retirement, including our named executive officers, certain equity awards will be subject to continued vesting and exercisability.

Additional information with respect to the compensation committee's grants of stock options, restricted stock units, and performance vesting restricted stock units to our named executive officers during 2014 is set forth below under the heading "Executive Compensation—Grants of Plan-based Awards."

Design and Approval of Awards for 2015

The compensation committee reviewed our long-term incentive program during the first quarter of 2015 and granted long-term incentive awards to our executive officers. The committee determined that the long-term incentive awards to our executive officers for 2015 should continue to be composed of 60% stock options, 20% restricted stock units and 20% performance vesting restricted stock units (each measured by fair value on the date of grant), as was the case for 2014. Accordingly, on March 3, 2015, the compensation committee approved long-term incentive awards for our executive officers for 2015 pursuant to our 2014 Equity and Incentive Plan consisting of 75,247 stock options, 5,639 restricted stock units and 3,851 target performance vesting restricted stock units in the aggregate.

The performance vesting restricted stock units are settled in shares of common stock in an amount based on the company's three-year total shareholder return as compared to the total shareholder return of companies in the S&P 500 index, with 50%, 100% or 200% of the target number of shares to be delivered based on achieving threshold, target and maximum performance levels, respectively, and may be increased or decreased by up to 20% based on the company's total shareholder return relative to a select fertilizer peer group, which includes Agrium Inc, CVR Partners LP, Incitec Pivot Ltd, LSB Industries, Inc., The Mosaic Company, Potash Corporation of Saskatchewan Inc., and Yara International ASA. For companies in the peer group, share prices are determined based on the primary U.S. stock exchange or, if not traded on a U.S. stock exchange, the primary foreign stock exchange on which the stock is actively traded. Any stock prices from foreign stock exchanges and all dividends paid in foreign currency are converted into U.S. dollars for purposes of calculating total shareholder return.

Change in Control, Severance, and Retirement Benefits

The compensation committee reviewed our change in control, severance, and retirement benefits during 2014 as described below. Based on its review, and after considering the factors noted below, the committee determined that our change in control, severance, and retirement benefits continue to serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Change in Control Benefits

With respect to our change in control benefits, the committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers) under our 2009 Equity and Incentive Plan and 2014 Equity and Incentive Plan. Additional information regarding these benefits is set forth below under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control."

In connection with its review, the committee noted that the change in control agreements with our executive officers are:

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intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;

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designed to avoid unwanted management turnover in the event of a potential change in control; and

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designed to ensure that the executive officer's personal interests will remain aligned with the interests of our stockholders in the event of a potential change in control.

The committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer's employment (sometimes referred to as a "double trigger"), before any benefits will be owing to the executive officer under the agreement.

In addition, the committee noted that our 2009 Equity and Incentive Plan and 2014 Equity and Incentive Plan provide that all plan-based awards will be deemed fully vested and fully exercisable and any performance conditions will be deemed fully achieved upon a change in control (sometimes referred to as a "single trigger"), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants.

As part of its review, the committee reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

Based on its review, and the other factors noted above, the committee determined that our change in control benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Excise Tax Gross-Ups

In December 2014, the Board by resolution adopted a policy whereby the company will not in the future enter into any new agreements with its named executive officers that include Internal Revenue Code Section 280G excise tax "gross-up" provisions with respect to payments contingent on a change in control of the company.

Severance Benefits

With respect to our severance benefits, the committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions, and (iv) such additional severance benefits as our compensation committee may approve in certain instances. Based on its review, and the other factors noted above, the committee determined that our severance benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Retirement Benefits

With respect to our retirement benefits, the committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings "Executive Compensation—Retirement Benefits" and "Executive Compensation—Nonqualified Deferred Compensation."

We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the "Pension Plan"). The Pension Plan includes three components. Supplement A of the Pension Plan, which we refer to herein as the New Retirement Plan, is a defined benefit pension plan that became effective on January 1, 2013, under which all domestic employees (including executive officers) became eligible to participate as of January 1, 2013, except for those employees who participate in Supplement B of the Pension Plan. Supplement B of the Pension Plan is our historic defined benefit pension plan, which we refer to herein as the Old Retirement Plan and which was closed to new participants on December 31, 2003. Executive officers who joined the company after that date are ineligible to receive any pension benefits under the Old Retirement Plan, but are eligible for benefits under the New Retirement Plan. Under the New Retirement Plan, we credit the account of each participating employee an amount between 4% and 7% (depending on years of service) of the participant's eligible compensation. For our executive officers, eligible compensation is limited to base salary. Each participant's account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest. The third component of the Pension Plan is Supplement C, which was formerly known as the Terra Industries Inc. Employees' Retirement Plan and covers employees who commenced employment with Terra Industries, or any other entity that was an employer under the former plan, prior to August 1, 2003.

The committee also reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

Commencing with equity grants made in 2014, employees, including our named executive officers, who retire upon having reached age 60 with at least five years of service at the time of retirement will continue to vest in their stock option awards that were granted at least one year prior to their termination date and will receive a pro-rated number of restricted stock units and performance restricted stock units based on their length of service between the grant date of such award and the executive's retirement date and, with respect to performance restricted stock units, contingent upon the level of attainment of applicable performance goals, provided, that, in each case, the executive has provided us with at least six months' notice prior to such retirement if the executive is subject to the reporting requirements of Section 16 of the Exchange Act. In addition, such eligible retirees will have four years from their retirement date to exercise any vested options.

Based on its review, and the other factors noted above, the committee determined that our retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Compensation of Chief Executive Officer

The compensation committee has taken a number of steps related to reviewing and establishing the compensation of our chief executive officer. Additional information regarding these activities is set forth above under the heading "Compensation Committee Activities."

Cash Compensation for 2015

The compensation committee recently approved a base salary of $1,000,000 for Mr. Will for 2015 and an annual incentive target equal to 120% of his base salary, as compared with a base salary of $860,000 and an annual incentive target equal to 100% of his base salary for 2014. In setting Mr. Will's base salary and annual incentive target for 2015, the committee considered (i) a competitive market assessment performed by Towers Watson, our outside compensation consultant, (ii) our Board's annual evaluation of Mr. Will's overall performance, and (iii) the goals and objectives of our executive compensation plans. Mr. Will's 2015 base salary and annual incentive target place him around the median of the peer group companies and the overall market. Additional information regarding the committee's approval of Mr. Will's base salary and his annual incentive target for 2015 is set forth above under the heading "Cash Compensation."

Short-term Incentive Award for 2015

The compensation committee recently granted Mr. Will an annual incentive award for 2015. Mr. Will's annual incentive payment for 2015 will be based in the first instance on our attaining the primary EBITDA performance objective of $500 million. If the primary EBITDA performance objective is attained, Mr. Will's actual annual incentive payment will be determined by the committee using its negative discretion authority based on our level of achievement of RONA for the year, ranging from (i) a threshold-level payment equal to 60% of his base salary at an RONA of 26%, (ii) a target-level payment equal to 120% of his base salary at an RONA of 37%, and up to (iii) a maximum payment equal to 240% of his base salary at an RONA of 47%. Straight line interpolation is used to determine the achievement percentage for RONA between threshold, target and maximum performance levels. Additional information regarding the terms and conditions of Mr. Will's annual incentive award for 2015 is set forth above under the heading "Short-term Incentives."

Long-term Incentive Awards for 2015

The compensation committee recently granted Mr. Will 30,013 stock options, 2,249 restricted stock units, and 1,536 target performance vesting restricted stock units for 2015. In making this award, the committee considered a competitive market assessment performed by our outside compensation consultant as well as the other factors discussed above. Additional information regarding the committee's review of our long-term incentive program and the terms and conditions of our stock option and restricted stock awards for 2015 is set forth above under the heading "Long-term Incentives."

Short-term Incentive Payment for 2014

The compensation committee recently determined that Mr. Will earned $894,400 (representing 104% of his base salary and 104% of the relevant target) with respect to his annual incentive award for 2014. Additional information with respect to Mr. Will's annual incentive award for 2014 and our subsequent cash payment to him on that award is set forth above under the heading "Approval of Short-term Incentive Payments for 2014" and below under the headings "Executive Compensation—Summary Compensation Table," and "Executive Compensation—Grants of Plan-based Awards."

Long-term Incentive Awards for 2014

The compensation committee granted Mr. Will 23,485 stock options, 1,955 restricted stock units, and 1,290 target performance vesting restricted stock units for 2014. Additional information regarding the committee's review of our long-term incentive program and the terms and conditions of our stock option, restricted stock unit and performance vesting restricted stock unit awards for 2014 is set forth above under the heading "Long-term Incentives." Additional information with respect to Mr. Will's long-term incentive award for 2014 is set forth below under the headings "Executive Compensation—Summary Compensation Table," "Executive Compensation—Grants of Plan-based Awards" and "Executive Compensation—Outstanding Equity Awards at Fiscal Year End."

Change in Control, Severance, and Retirement Benefits

The compensation committee also reviewed our change in control, severance, and retirement benefits recently, with a particular focus on the benefits Mr. Will would receive upon such an event now or in the future. As part of its review, the committee reviewed "tally sheets," estimating the benefits that Mr. Will would receive under various assumptions and scenarios. Specifically, Mr. Will's amended change in control agreement provides that upon a qualifying termination, as described in more detail under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control," he will be entitled to (i) a lump sum payment equal to three times the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of three years and outplacement services for a period of up to two years; (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance; (iv) a cash payment equal to the actuarial value of three additional years of age and service credit under our New Retirement Plan and our Supplemental Benefit and Deferral Plan; and (v) a cash payment equal to the contributions that we would have made on his behalf for a period of three years under our Company 401(k) Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. Mr. Will's amended change in control agreement does not provide for an excise tax gross-up. The committee determined that Mr. Will's change in control benefits, as set forth in his amended change in control agreement, and his other severance and retirement benefits, provide for benefits that are consistent with competitive market practices for a chief executive officer and are in the best interests of the company and our stockholders. Additional information regarding Mr. Will's change in control benefits is set forth below under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control." Additional information regarding the committee's activities with respect to such benefits is set forth above under the heading "Change in Control, Severance, and Retirement Benefits."

Additional information with respect to Mr. Will's total compensation and benefits for 2012, 2013, and 2014 is set forth below under the heading "Executive Compensation."

Industry Reference Group

As noted above, the compensation committee has adopted an industry reference group for use in establishing compensation and incentive levels. During 2014, the committee revised the reference group so that it comprises the following 13 companies:

Global Industry Classification Standard Subindustry Description	Company Name
Fertilizers and Agricultural Chemicals	Agrium Inc. The Mosaic Company Potash Corporation of Saskatchewan Inc. The Scotts Miracle-Gro Company
Specialty Chemicals	Albemarle Corporation
Commodity Chemicals	Celanese Corporation Westlake Chemical Corporation
Diversified Chemicals	Ashland Inc. Eastman Chemical Company FMC Corporation Huntsman International LLC
Agricultural Products	Ingredion Incorporated (formerly known as Corn Products International, Inc.)
Industrial Gases	Air Products and Chemicals, Inc.

During 2013, our peer group also included Arch Coal, Inc. (Coal and Consumable Fuels). Our compensation committee removed Arch Coal, Inc. from the reference group because its market capitalization had fallen below the market capitalization range of our reference group. We include a subset of this industry reference group in our "peer group" for purposes of the stock price performance graph included within our 2014 Annual Report. We have selected Agrium Inc., The Mosaic Company, and Potash Corporation of Saskatchewan Inc. for this purpose because they comprise the members of our reference group that are publicly traded manufacturers of fertilizers with headquarters in North America.

Stockholder Say on Pay Votes

We provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers (a "Say on Pay" proposal). At each of our annual meetings of stockholders held in 2011, 2012, 2013 and 2014, greater than 90% of the votes cast on the Say on Pay proposal at the particular meeting were voted in favor of the proposal. The compensation committee believes this affirms stockholders' support of CF Industries' approach to executive compensation, and did not change its approach for 2015 in response to the outcome of the Say on Pay vote. The compensation committee will continue to consider the outcome of our stockholders' Say on Pay votes when making future compensation decisions for the named executive officers.

Financial Restatements

It is the policy of our Board that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers if the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been received inappropriately by an executive officer. The compensation committee includes "clawback" language in the forms of incentive award agreements that we use with executive officers in order to enhance the enforceability of these provisions.

Stock Ownership Guidelines

The Board believes that our directors and officers should be stockholders of CF Industries and, based on the recommendation of the compensation committee, has established guidelines for stock ownership.

•
Directors will have five years from the date of their appointment or election to achieve stock ownership with a market value equal to five times their annual cash retainer.

•
Officers will have five years from their date of hire or promotion to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of several other executive officers, and (iii) one times annual base salary in the case of the other officers.

For purposes of these guidelines, stock ownership includes (i) any purchased stock, (ii) any "phantom" stock held in our qualified and non-qualified deferred compensation and retirement plans, (iii) any vested stock awards, and (iv) the after-tax portion (assuming a maximum tax rate) of the "spread" on any vested stock option awards (i.e., the amount by which the market value of the underlying stock exceeds the exercise price of the vested stock options).

Once an individual meets his or her ownership guideline requirements, it is expected that he or she will maintain ownership at the required levels as stock prices and salaries change over time. It is also expected that the individual will not sell any shares unless he or she has achieved compliance with the ownership guidelines before the sale and that he or she will retain enough shares following the sale in order to remain in compliance with the guidelines.

We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2014 Equity and Incentive Plan. We have a Policy on Insider Trading, which prohibits our directors, officers, and employees from trading in derivatives on our stock, selling our stock "short," or holding our stock in margin accounts.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our federal income tax deduction to $1,000,000 per year for compensation paid to our chief executive officer or certain of the other named executive officers. Compensation that is performance-based is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. We believe that our 2014 Equity and Incentive Plan complies with the Section 162(m) regulations adopted by the Internal Revenue Service, permitting us to grant performance-based compensation which is not subject to the $1,000,000 limit otherwise imposed by Section 162(m). We will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m) to the extent practicable and in the best interests of CF Industries and its stockholders.

Compensation Consultant Matters

As noted above, the compensation committee has engaged Towers Watson, an outside global human resources consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers. The fees paid to Towers Watson for its services to the committee were $52,000 in 2014, $98,000 in 2013, and $133,000 in 2012.

In addition, with the prior approval of the compensation committee chairman in each instance, our senior vice president, human resources has engaged Towers Watson to provide various compensation and benefits consulting services to management. The fees paid to Towers Watson for these services to management were $35,500 in 2014, $179,000 in 2013, and $68,000 in 2012.

The compensation committee has determined, after appropriate inquiry (and taking into account the other fees described above), including consideration of Towers Watson's independence in light of the factors set forth under Rule 10C-1 of the Exchange Act, that no conflicts of interest exist with respect to Towers Watson's engagement as the committee's independent compensation consultant.

COMPENSATION AND BENEFITS RISK ANALYSIS

As noted above, the compensation committee has reviewed the potential effects of the various components of our compensation and benefits program upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. After reviewing the relevant features of:

•
our annual incentive program, including (i) the selection of appropriate performance metrics, (ii) the focus on collective rather than individual behaviors, (iii) the process by which the compensation committee establishes target bonus opportunities as well as threshold, target, and ceiling performance levels, (iv) the consistency of our short-term incentive practices with the practices at comparable companies, (v) the control environment within which business decisions are made, (vi) the periodic reporting to the compensation committee regarding corporate performance, (vii) the discretion the compensation committee has retained to adjust annual incentive payments under appropriate circumstances, and (viii) the "clawback" provisions in our policy regarding financial restatements;

•
our long-term incentive program, including (i) the levels of common stock ownership and equity-based awards held by our executive officers, (ii) the use of restricted stock units and performance vesting restricted stock units as well as stock options in making stock-based awards to executive officers, (iii) the consistency of our long-term incentive practices with the practices at comparable companies, and (iv) the limitations on trading imposed by our stock ownership guidelines and our Policy on Insider Trading;

•
our change-in-control benefits, including the facts that the change-in-control agreements with our executive officers are (i) intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control, (ii) designed to avoid unwanted management turnover in the event of a potential change in control, and (iii) designed to ensure that the executive officer's personal interests will remain aligned with the interests of our stockholders in the event of a potential change in control; and

•
our other awards, plans, programs, policies, and practices, including (i) the appropriateness of the incentives created thereby, (ii) the focus on collective rather than individual behaviors, (iii) the control environment, and (iv) the absence of personal objectives and direct financial incentives with respect to raw materials procurement and transactions involving natural gas derivatives;

the compensation committee believes that the company's compensation and benefits program balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the company's stockholders over the long term.

COMPENSATION COMMITTEE REPORT

The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation committee is composed of five non-employee directors and operates under a written charter adopted by our Board. Each member of the compensation committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to compensation committee members. Our Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation committee held six meetings during the year ended December 31, 2014 and met in executive session at four of the five meetings that were held in person. The compensation committee also reviewed and discussed with management the compensation discussion and analysis section of this Proxy Statement.

Based on its review and the foregoing meetings and discussions, the compensation committee recommended to the Board that the compensation discussion and analysis section be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the SEC.

Robert C. Arzbaecher (Chairman)
Stephen A. Furbacher
Stephen J. Hagge
John D. Johnson
Edward A. Schmitt

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation we provided with respect to the years ended December 31, 2012, 2013, and 2014 for (i) our principal executive officer, (ii) our principal financial officer, (iii) our three other most highly compensated executive officers (as determined on the basis of their total compensation for 2014 other than changes in pension value and nonqualified deferred compensation earnings) and (iv) Stephen R. Wilson, our former chief executive officer. We refer to these individuals in this Proxy Statement as our "named executive officers." Mr. Wilson retired as president and chief executive officer of the company effective January 1, 2014. Mr. Will became the new president and chief executive officer on January 2, 2014. Accordingly, Mr. Wilson was technically the principal executive officer for one day during fiscal year 2014.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(1)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5) ($)	All Other Compensation(6) ($)	Total ($)
W. Anthony Will	2014	860,000	1,001,043	1,499,780	894,400	40,804	79,072	4,375,099
President and Chief Executive	2013	490,000	319,402	479,785	592,400	18,380	45,504	1,945,471
Officer	2012	470,000	349,356	492,450	611,000	—	61,106	1,983,912
Dennis P. Kelleher	2014	550,000	481,221	720,035	371,800	22,212	60,860	2,206,128
Senior Vice President and Chief	2013	530,000	359,327	539,758	640,800	16,278	45,533	2,131,696
Financial Officer	2012	515,000	349,356	492,450	669,500	—	57,098	2,083,404
Douglas C. Barnard	2014	475,000	399,517	599,976	321,100	28,683	47,472	1,871,748
Senior Vice President, General	2013	450,000	260,464	390,095	544,100	18,930	40,560	1,704,149
Counsel, and Secretary	2012	420,000	278,653	394,283	546,000	—	54,508	1,693,444
Bert A. Frost	2014	510,000	519,822	780,065	344,800	25,556	54,666	2,234,909
Senior Vice President, Sales and	2013	470,000	319,402	479,785	568,200	17,887	42,100	1,897,374
Market Development	2012	450,000	349,356	492,450	585,000	—	54,688	1,931,494
Philipp P. Koch	2014	485,000	399,517	599,976	327,900	676,185	49,457	2,538,035
Senior Vice President, Supply	2013	450,000	279,476	419,812	544,100	233,514	39,385	1,966,287
Chain	2012	420,000	302,567	427,005	546,000	429,427	50,672	2,175,671
Stephen R. Wilson	2014	—	—	—	—	275,685	200,889	476,574
Former President and Chief	2013	1,100,000	1,800,436	2,699,869	2,557,500	57,355	135,134	8,350,294
Executive Officer	2012	1,050,000	1,860,113	2,627,476	2,625,000	1,065,643	161,118	9,389,350

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2012, 2013, and 2014 regardless of when such amounts are paid in cash.

(2)
Amounts in these two columns represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the stock option, restricted stock, restricted stock unit and performance vesting restricted stock unit awards that we granted to the named executive officers pursuant to our Equity and Incentive Plans. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2014. Additional information with respect to the outstanding stock option, restricted stock, restricted stock unit and performance vesting restricted stock unit awards is set forth below under the headings "Grants of Plan-based Awards" and "Outstanding Equity Awards at Fiscal Year End."

(3)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2012, 2013, and 2014 as the result of annual incentive awards we granted to the named executive officers pursuant to our non-equity incentive plan. Additional information with respect to these annual incentive awards for 2014 is set forth below under the heading "Grants of Plan-based Awards."

(4)
Amounts in this column represent only the change during the particular year in the actuarial present value of the named executive officer's accumulated pension benefits under our Old Retirement Plan and our New Retirement Plan (each, a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2014. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading "Retirement Benefits."

(5)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers' nonqualified deferred compensation earnings is set forth below under the heading "Nonqualified Deferred Compensation."

(6)
Amounts in this column for 2014 represent (i) employer contributions and credits to the Company 401(k) Plan (a tax-qualified defined contribution retirement plan), which we refer to herein as our 401(k) Plan, and to our Supplemental Benefit and Deferral Plan, (ii) employer-paid term life insurance premiums, (iii) dividends on restricted stock, (iv) paid vacation and holidays upon retirement, (v) in the case of Mr. Wilson, a perquisite consisting of a work of art incorporating company memorabilia, awarded to Mr. Wilson as a retirement gift, and (vi) in the case of Mr. Wilson, a tax gross-up payment relating to his retirement gift, in each case as set forth in the following table:

Name	Employer Contributions and Credits to Retirement Plans ($)	Employer- paid Life Insurance Premiums ($)	Dividends on Restricted Stock ($)	Paid Vacation and Holidays ($)	Perquisites and Other Personal Benefits* ($)	Tax Gross-Up Payments ($)	Total* ($)
W. Anthony Will	49,450	1,282	28,340	—	—	—	79,072
Dennis P. Kelleher	31,625	821	28,414	—	—	—	60,860
Douglas C. Barnard	27,313	709	19,450	—	—	—	47,472
Bert A. Frost	29,325	761	24,580	—	—	—	54,666
Philipp P. Koch	27,888	724	20,845	—	—	—	49,457
Stephen R. Wilson	254	44	—	152,308	25,614	22,669	200,889

  *
  For each named executive officer, excludes perquisites and other personal benefits unless the total value of all perquisites and other personal benefits for that named executive officer is $10,000 or more.

  Mr. Will received no additional compensation for service as a director. In connection with his retirement as our president and chief executive officer and his continued service as a director, the Board, upon recommendation of the compensation committee, approved compensation of $360,000 per year, payable quarterly, for Mr. Wilson's service as director and non-executive chairman as discussed under the section of this Proxy Statement entitled "Director Compensation." In addition, as discussed under "Director Compensation," certain of Mr. Wilson's equity awards were modified in connection with his retirement from the Board in May 2014. None of the named executive officers received additional compensation for their service as a director or executive officer of TNGP.

Grants of Plan-based Awards

  The following table shows all plan-based awards that we granted for the year ended December 31, 2014 to each of the named executive officers. Mr. Wilson did not receive any plan based-awards during 2014. Additional information regarding these awards is set forth above under the heading "Summary Compensation Table."

			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)
												Grant Date Fair Value of Stock and Option Awards(6) ($)
									All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)
						Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Anthony Will	STI	12/17/2013	430,000	860,000	1,720,000	—	—	—	—	—	—	—
	PRSU	3/3/2014	—	—	—	645	1,290	2,838	—	—	—	500,817
	RSU	3/3/2014	—	—	—	—	—	—	1,955	—	—	500,226
	SO	3/3/2014	—	—	—	—	—	—	—	23,485	255.87	1,499,780
Dennis P. Kelleher	STI	12/17/2013	178,750	357,500	715,000	—	—	—	—	—	—	—
	PRSU	3/3/2014	—	—	—	310	620	1,364	—	—	—	240,703
	RSU	3/3/2014	—	—	—	—	—	—	940	—	—	240,518
	SO	3/3/2014	—	—	—	—	—	—	—	11,275	255.87	720,035
Douglas C. Barnard	STI	12/17/2013	154,375	308,750	617,500	—	—	—	—	—	—	—
	PRSU	3/3/2014	—	—	—	258	515	1,133	—	—	—	199,938
	RSU	3/3/2014	—	—	—	—	—	—	780	—	—	199,579
	SO	3/3/2014	—	—	—	—	—	—	—	9,395	255.87	599,976
Bert A. Frost	STI	12/17/2013	165,750	331,500	663,000	—	—	—	—	—	—	—
	PRSU	3/3/2014	—	—	—	335	670	1,474	—	—	—	260,114
	RSU	3/3/2014	—	—	—	—	—	—	1,015	—	—	259,708
	SO	3/3/2014	—	—	—	—	—	—	—	12,215	255.87	780,065
Philipp P. Koch	STI	12/17/2013	157,625	315,250	630,500	—	—	—	—	—	—	—
	PRSU	3/3/2014	—	—	—	258	515	1,133	—	—	—	199,938
	RSU	3/3/2014	—	—	—	—	—	—	780	—	—	199,579
	SO	3/3/2014	—	—	—	—	—	—	—	9,395	255.87	599,976

(1)
Type of Award:

STI	Short-Term Incentive Plan
PRSU	Performance Vesting Restricted Stock Unit
RSU	Restricted Stock Unit
SO	Stock Option
(2)
Messrs. Will, Kelleher, Barnard, Frost, and Koch were assigned target award opportunities equal to 100%, 65%, 65%, 65%, and 65% of their respective base salaries. The terms and conditions of these awards are described above under the heading "Compensation Discussion and Analysis—Short-term Incentives." We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our corporate performance for 2014, as set forth above under the heading "Summary Compensation Table."

(3)
The amounts in the "Threshold," "Target," and "Maximum" columns reflect the performance vesting restricted stock unit opportunity awarded during 2014. The terms and conditions of these awards are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives." As stated in that section, on the grant date, the committee approved dollar-denominated performance vesting restricted stock unit awards for the individual executive officers. After the close of business on the grant date, the dollar-denominated awards were translated into an actual number of performance vesting restricted stock units using that day's closing price for our stock on the NYSE as the input to valuation formulas recommended by our outside compensation consultant and approved in advance by the committee and a Monte-Carlo simulation prepared by a third-party valuation firm. As further described in that section, these awards will vest on the third anniversary of the grant date, subject to the attainment of the performance goals for the performance period and subject to earlier forfeiture or accelerated vesting. The dollar value of each performance vesting restricted stock unit at the time of grant was $388.23. The performance vesting restricted stock units accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of performance vesting restricted stock units will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in the settlement of the performance vesting restricted stock units.

(4)
The amounts shown in this column are restricted stock units that will vest and be settled in shares of common stock on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting. We will pay dividend equivalents in cash on the restricted stock units to the named executive officers during the vesting period. The terms and conditions of these restricted stock unit awards are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(5)
Subject to earlier forfeiture or accelerated vesting, the options granted during 2014 will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The terms and conditions of these stock option awards are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(6)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the stock option, restricted stock unit and performance vesting restricted stock unit awards that we granted to the named executive officers during 2014. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2014 by each of the named executive officers. Additional information with respect to the equity awards granted during 2014 is set forth above under the heading "Grants of Plan-based Awards."

	Option Awards(1)				Stock Awards(2)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Anthony Will	4,900	—	44.15	4/24/2017	—	—	—	—
	3,800	—	51.95	8/10/2017	—	—	—	—
	4,970	—	125.33	8/11/2018	—	—	—	—
	6,700	—	82.03	8/10/2019	—	—	—	—
	6,800	—	67.04	5/25/2020	—	—	—	—
	7,400	—	81.30	8/10/2020	—	—	—	—
	5,490	—	149.59	8/10/2021	—	—	—	—
	4,063	2,032	207.95	8/10/2022	1,680	457,867	—	—
	2,959	5,921	190.12	8/12/2023	1,680	457,867	—	—
	—	23,485	255.87	3/3/2024	1,955	532,816	1,290	351,577
Dennis P. Kelleher	10,710	—	170.57	8/22/2021	—	—	—	—
	4,063	2,032	207.95	8/10/2022	1,680	457,866	—	—
	3,329	6,661	190.12	8/12/2023	1,890	515,101	—	—
	—	11,275	255.87	3/3/2024	940	256,188	620	168,975
Douglas C. Barnard	4,660	—	125.33	8/11/2018	—	—	—	—
	6,700	—	82.03	8/10/2019	—	—	—	—
	6,800	—	67.04	5/25/2020	—	—	—	—
	6,600	—	81.30	8/10/2020	—	—	—	—
	4,120	—	149.59	8/10/2021	—	—	—	—
	3,253	1,627	207.95	8/10/2022	1,340	365,204	—	—
	2,406	4,814	190.12	8/12/2023	1,370	373,380	—	—
	—	9,395	255.87	3/3/2024	780	212,581	515	140,358
Bert A. Frost	6,235	—	48.64	12/11/2018	—	—	—	—
	5,900	—	82.03	8/10/2019	—	—	—	—
	9,900	—	81.30	8/10/2020	—	—	—	—
	5,490	—	149.59	8/10/2021	—	—	—	—
	4,063	2,032	207.95	8/10/2022	1,680	457,867	—	—
	2,959	5,921	190.12	8/12/2023	1,680	457,867	—	—
	—	12,215	255.87	3/3/2024	1,015	276,628	670	182,602
Philipp P. Koch	5,000	—	81.30	8/10/2020	—	—	—	—
	4,580	—	149.59	8/10/2021	—	—	—	—
	3,523	1,762	207.95	8/10/2022	1,455	396,546	—	—
	2,589	5,181	190.12	8/12/2023	1,470	400,634	—	—
	—	9,395	255.87	3/3/2024	780	212,581	515	140,358
Stephen R. Wilson	27,470	—	149.59	8/10/2021	—	—	—	—
	21,679	10,841	207.95	8/10/2022	—	—	—	—

(1)
The stock options were granted on the dates that are ten years prior to the option expiration dates shown in the same row of the table in each instance. Subject to earlier forfeiture or accelerated vesting, (i) the options granted on May 25, 2010 became exercisable on the third anniversary following the date of grant and will expire ten years from the date of grant and (ii) the other options shown in the table will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The accelerated vesting provisions and the other terms and conditions of the option awards granted in 2014 are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(2)
The shares of restricted stock, restricted stock units and performance vesting restricted stock units were granted on the same dates as the stock options shown in the same row of the table in each instance.

(3)
Prior to 2014, shares of restricted stock were granted to our executive officers. Commencing in 2014, restricted stock units and performance vesting restricted stock units were granted. The shares of restricted stock, the restricted stock units and the performance vesting restricted stock unit awards will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting and subject in the case of the performance vesting restricted stock unit awards to the attainment of the performance goals for the performance period. Until vested, the awards may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the shares of restricted stock and dividend equivalents in cash on the restricted stock units during the vesting period. The accelerated vesting provisions and the other terms and conditions of the stock awards granted in 2014 are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises by each of the named executive officers and the vesting of restricted stock held by each of the named executive officers during the year ended December 31, 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Anthony Will	—	—	1,860	459,178
Dennis P. Kelleher	—	—	1,944	497,994
Douglas C. Barnard	—	—	1,390	343,149
Bert A. Frost	—	—	1,860	459,178
Philipp P. Koch	6,400	1,155,641	1,550	382,649
Stephen R. Wilson	114,170	19,415,744	16,099	3,992,552

Retirement Benefits

The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2014 for each of the named executive officers.

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)	Payments During Last Fiscal Year ($)
W. Anthony Will(4)	New Retirement Plan	7.7	13,101	—
	Supplemental Benefit and Deferral Plan	7.7	27,703	—
Dennis P. Kelleher(4)	New Retirement Plan	3.3	10,525	—
	Supplemental Benefit and Deferral Plan	3.3	11,687	—
Douglas C. Barnard(4)	New Retirement Plan	11	15,747	—
	Supplemental Benefit and Deferral Plan	11	12,936	—
Bert A. Frost(4)	New Retirement Plan	6.1	13,136	—
	Supplemental Benefit and Deferral Plan	6.1	12,420	—
Philipp P. Koch	Old Retirement Plan	10.4	136,962	—
	Supplemental Benefit and Deferral Plan	10.4	539,223	—
Stephen R. Wilson	Old Retirement Plan	22.0	194,372	1,208,113
	Supplemental Benefit and Deferral Plan	22.0	81,313	4,723,129

(1)
Our Old Retirement Plan and our New Retirement Plan are each a tax-qualified defined benefit pension plan. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan.

(2)
The combined annual pension benefit under our Old Retirement Plan and our Supplemental Benefit and Deferral Plan assuming retirement at age 65 is equal to the product of (i) 1.75% times (ii) highest average earnings (base salary plus annual incentive earnings) over any consecutive 60 months times (iii) years of eligible service, reduced by a Social Security offset allowance; provided, however, that based on the normal form of benefit, the combined annual pension benefit will be capped at $400,000 per year. Benefits under our Old Retirement Plan are paid on a straight line annuity basis, but married participants are paid an actuarially equivalent qualified joint and survivor annuity unless they elect a straight line annuity. Benefits under our Supplemental Benefit and Deferral Plan are paid in a lump sum unless the participant has elected a form of annuity permitted under our Old Retirement Plan. A special spousal benefit is payable as either a lump sum or, solely with respect to any qualified benefits, an annuity, in the event of a participant's death while an active employee. Participants who retire early between the ages of 55 and 65 will be entitled to receive a reduced annual pension benefit as set forth in the following table. Mr. Koch is

  63 years old. Except as discussed below under the heading "Potential Payments Upon Termination or Change in Control," we have no policy for granting extra years of age or service credit.

Payments Begin at Age	Percent of Full Benefit
65	100.00%
64	93.33%
63	86.67%
62	80.00%
61	73.33%
60	66.67%
59	63.33%
58	60.00%
57	56.67%
56	53.33%
55	50.00%

  The annual pension benefit under our New Retirement Plan assuming retirement at age 65 is equal to the actuarial equivalent of a participant's cash balance account expressed as a single-life annuity payable monthly. The company provides an annual credit to each participant's cash balance account equal to a percentage of the participant's eligible compensation determined based on a participant's years of service (as set forth in the table below). Each participant's cash balance account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.

Completed Years of Cash Balance Service as of the Last Day of the Plan Year for Which the Pay Credit is Credited	Pay Credit as a Percentage of Compensation for the Plan Year
Fewer than 5	4%
At least 5 but fewer than 10	5%
At least 10 but fewer than 15	6%
At least 15	7%

  Benefits under our New Retirement Plan are paid in a straight life annuity or qualified joint and survivor annuity for unmarried and married participants, respectively, unless the participant has elected another form of annuity payment permitted under our New Retirement Plan or a lump sum payment. In the event of a participant's death while an active employee, a benefit is payable to a participant's beneficiary as a lump sum to the extent the beneficiary is not the participant's spouse and solely with respect to spousal beneficiaries, either a lump sum or an annuity. A participant who has not reached the age of 65, but has completed three years of vesting service may be eligible to receive a monthly retirement benefit under the New Retirement Plan.

(3)
Amounts in this column represent the actuarial present value of the named executive officers' accumulated pension benefits under our Old Retirement Plan, our New Retirement Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2014. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officers' accumulated pension benefits under these plans is set forth above under the heading "Summary Compensation Table."

(4)
Messrs. Will, Kelleher, Barnard, and Frost are ineligible to participate in our Old Retirement Plan because their employment commenced after our Old Retirement Plan had been closed to new participants on December 31, 2003. Messrs. Will, Kelleher, Barnard, and Frost are eligible to participate in the New Retirement Plan under which all domestic employees (including executive officers) became eligible to participate effective as of January 1, 2013, except for those employees who participate in the Old Retirement Plan.

Nonqualified Deferred Compensation

  The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
W. Anthony Will	33,850	33,850	24,124	—	316,187
Dennis P. Kelleher	16,025	16,025	6,532	—	123,681
Douglas C. Barnard	11,713	11,713	126,910	—	935,296
Bert A. Frost	13,725	13,725	16,346	—	196,602
Philipp P. Koch	12,288	12,288	16,656	—	204,943
Stephen R. Wilson	—	—	—	4,001,464	152,935

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his annual incentive payment. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2014. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant's account. As a result of this delay, the amounts that we credited to the named executive officers' accounts during 2014 differ slightly from the amounts that the named executive officers deferred during 2014.

(2)
For 2014, for each named executive officer who elects to defer any of his base salary in excess of the annual compensation limit, we match (through further such credits to his deemed account) the portion (up to 6%) of his excess base salary that he elects to defer. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2014. These credits are also reported above under the heading "Summary Compensation Table."

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our 401(k) Plan. In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his selections. The plan administrator then tracks the published total return on the actual securities underlying the named executive officer's notional investments, and we credit or debit the named executive officer's deemed account balance accordingly. Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the table set forth above under the heading "Summary Compensation Table."

(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer's employment.

Potential Payments Upon Termination or Change in Control

We have entered into change in control agreements with each of the named executive officers, each of which remains currently in effect. A similar agreement with Mr. Wilson was effective only up until his retirement on January 1, 2014. As of his retirement effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, he is not entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally. In connection with Mr. Will's election to the position of president and chief executive officer effective January 2, 2014, he became subject to a new change in control agreement providing for severance payments and benefits similar to those that had been available to Mr. Wilson under his change in control agreement prior to his retirement. The severance payments and benefits available to Mr. Will under his new change in control agreement are included in the description below.

Under the terms of the change in control agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his employment without cause (other than by reason of his death or disability) or if he resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).

Under the change in control agreements, a named executive officer will be deemed to have good reason if we:

•
fail to pay his specified annual salary or provide certain benefits;

•
assign him duties inconsistent with his current position or substantially and adversely alter his responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his compensation; or

•
change his primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements for each named executive officer provide for (i) a lump sum payment to the named executive officer equal to two times (or, three times in the case of Mr. Will) the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or three years, in the case of Mr. Will) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance.

In addition, if the named executive officer is otherwise eligible to participate in our Old Retirement Plan (or, in the case of Messrs. Will and Kelleher, our New Retirement Plan), he will receive a cash payment equal to the actuarial value of two additional years (or, three additional years in the case of Mr. Will) of age and service credit under the plan and will be credited with two additional years (or, three additional years in the case of Mr. Will) of age and service credit under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will also receive a cash payment equal to the contributions that we would have made on his behalf for a period of two years (or, three years in the case of Mr. Will) under our 401(k) Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him under the agreements.

The change in control agreements of the named executive officers, other than Messrs. Will and Kelleher, further provide that, if any of the payments to the named executive officer become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed.

Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his change in control agreement.

In addition, upon a change in control (as defined in our Equity and Incentive Plans) the restrictions, limitations, and conditions applicable to outstanding restricted stock, stock options, and other plan-based awards will lapse, any performance goals will be deemed to be fully achieved, and the awards will become fully vested and exercisable, which for the annual incentive payment means payment at target-level performance, pro-rated for the portion of the year the executive officer was employed prior to the change in control, as set forth in the applicable incentive award letter.

In December 2014, the Board by resolution adopted a policy whereby the company will not in the future enter into any new agreements with its named executive officers that include Internal Revenue Code Section 280G excise tax "gross-up" provisions with respect to payments contingent on a change in control of the company.

Assuming a change in control had occurred on December 31, 2014, with a transaction price equal to the closing price for our stock ($272.54 per share) on the NYSE as of such date, each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his employment on such date:

Name	Severance Amount(1) ($)	Defined Benefit Pension Plan Enhance- ment(2) ($)	Retirement Savings Plan Enhance- ment(3) ($)	Early Vesting of Restricted Stock(4) ($)	Early Vesting of Stock Options(5) ($)	Other Change in Control Benefits(6) ($)	Estimated Excise Tax Gross Up(7) ($)	Total ($)
W. Anthony Will	5,160,000	119,348	154,800	1,800,127	1,010,751	107,462	—	8,352,488
Dennis P. Kelleher	1,815,000	43,463	66,000	1,398,130	868,201	60,528	—	4,251,322
Douglas C. Barnard	1,567,500	—	57,000	1,091,523	658,472	71,706	—	3,446,201
Bert A. Frost	1,683,000	—	61,200	1,374,965	822,880	71,810	—	4,013,855
Philipp P. Koch	1,600,500	378,261	58,200	1,150,119	697,440	39,050	—	3,923,570
Stephen R. Wilson(8)	—	—	—	—	700,220	—	—	700,220

(1)
This amount represents a cash payment to the named executive officer equal to two times (or, in the case of Mr. Will, three times) the sum of his base salary and target annual incentive payment.

(2)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his behalf for a period of two years (or, in the case of Mr. Will, three years), assuming each named executive officer contributed the maximum allowable amount under our Old Retirement Plan and our New Retirement Plan (each, a tax-qualified defined benefit pension plan) and the related amounts we would have credited to his account balance under our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan).

(3)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his behalf for a period of two years (or, in the case of Mr. Will, three years), assuming each named executive officer contributed the maximum allowable amount under our 401(k) Plan and the related amounts we would have credited to his account balance under our Supplemental Benefit and Deferral Plan.

(4)
This amount represents the value attributable to the accelerated vesting of outstanding awards of (i) shares of restricted stock, (ii) restricted stock units and (iii) performance vesting restricted stock units held by the named executive officer, which is deemed to equal the market value on December 31, 2014 of the shares of restricted stock, restricted stock units and performance vesting restricted stock units that would otherwise have been unvested as of such date.

(5)
This amount represents the value attributable to the accelerated vesting of outstanding stock option awards held by the named executive officer, which is deemed to equal, for each stock option that would otherwise have been unvested as of such date, the amount by which (x) the aggregate market value on December 31, 2014 of the underlying stock exceeded (y) the aggregate exercise price of the stock option.

(6)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Will, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(7)
This amount represents an excise tax gross-up payment for the named executive officer such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed under Section 4999 of the Internal Revenue Code.

(8)
As of his retirement, effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, from and following such date, he is no longer entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally.

DIRECTOR COMPENSATION

The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2014 for our non-employee directors and Mr. Wilson. Mr. Will receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash(1) ($)	Dividends on Restricted Stock ($)	Stock Awards(2) ($)	Option Awards ($)	Total ($)
Robert C. Arzbaecher	110,000	2,554	119,784	—	232,338
William Davisson	100,000	2,554	119,784	—	222,338
Stephen A. Furbacher	150,000	3,846	199,888	—	353,734
Stephen J. Hagge	100,000	2,554	119,784	—	222,338
John D. Johnson	100,000	2,554	119,784	—	222,338
Robert G. Kuhbach	115,000	2,554	119,784	—	237,338
Edward A. Schmitt	110,000	2,554	119,784	—	232,338
Theresa E. Wagler(3)	50,000	707	120,114	—	170,821
Stephen R. Wilson(4)	180,000	—	939,558	1,291,190	2,410,748

(1)
Amounts in this column represent the annual cash retainers that our non-employee directors earned during 2014.

(2)
Amounts in this column, other than the amount for Mr. Wilson, represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock awards that we granted to the non-employee directors during 2014 pursuant to our 2014 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2014. Additional information with respect to these restricted stock awards is set forth below under the heading "Annual Restricted Stock Grant." Outstanding unvested restricted stock awards as of December 31, 2014 were as follows: 483 shares for each of Messrs. Arzbaecher, Davisson, Hagge, Johnson, Kuhbach, and Schmitt; 806 shares for Mr. Furbacher; and 471 shares for Ms. Wagler. See footnote 4, below, for information regarding the stock awards amount for Mr. Wilson.

(3)
Ms. Wagler was elected to the Board on October 27, 2014.

(4)
In connection with Mr. Wilson's retirement as our president and chief executive officer on January 1, 2014 and his continued service as a director, the Board, upon recommendation of the compensation committee, approved compensation of $360,000 per year, payable quarterly, for Mr. Wilson's service as director and non-executive chairman. This compensation was in lieu of any other compensation generally paid to non-employee directors of the company. Mr. Wilson retired from the Board in May 2014 as of the 2014 annual meeting of stockholders.

As discussed above under the heading "Compensation Discussion and Analysis—Change in Control, Severance, and Retirement Benefits," commencing with equity grants made in 2014, for those employees who have reached the age of 60 with at least five years of service at the time of retirement, certain equity awards will be subject to continued vesting and exercisability. In connection with his retirement from the Board, Mr. Wilson's restricted stock and option awards were modified to reflect this retirement feature.

  The stock awards amount for Mr. Wilson reflects the incremental fair value of Mr. Wilson's restricted stock awards arising from their modification in connection with his retirement from the Board, based on a price of $248.00 per share of our common stock on the date of modification and computed as of the modification date in accordance with FASB ASC Topic 718, and represents our incremental accounting charge associated with such modification. In connection with Mr. Wilson's retirement from the Board, Mr. Wilson's outstanding unvested restricted stock awards, for an aggregate of 27,705 shares, were modified to vest on his retirement date pro-rata based on the number of months he was employed by us or served as a director of ours prior to retirement, determined by multiplying the number of shares of restricted stock subject to an award agreement by a fraction, the numerator of which is the number of full months between the restricted stock award grant date and the date of his retirement and the denominator of which is 36 and then rounded down to the nearest whole share. The modification to Mr. Wilson's restricted stock awards resulted in vesting of the awards as to an aggregate of 16,099 shares on his retirement date and the forfeiture of an aggregate of 11,606 shares.

  The option awards amount for Mr. Wilson reflects the incremental fair value of Mr. Wilson's stock option awards arising from the modification of certain of those awards in connection with his retirement from the Board. The modification provided that the unvested outstanding stock options awarded to Mr. Wilson in 2011 and 2012 (i.e., those granted at least one year prior to his retirement) would continue to vest as scheduled in each respective award agreement following Mr. Wilson's retirement from the Board. The 49,970 unvested outstanding stock options awarded to Mr. Wilson in 2013 (i.e., those granted within one year prior to his retirement) were cancelled. The amount represents our incremental accounting charge associated with such modification, which is net of $516,790 reflecting the concurrent cancellation of the stock options awarded to Mr. Wilson in 2013. For purposes of determining the incremental fair value, the fair value of each affected stock option award at the date of modification was estimated using the Black-Scholes option valuation model based on a price of $248.00 per share of our common stock on the date of modification and assuming a weighted-average expected volatility of 33%, an expected term of 4.3 years, a forfeiture rate of 0%, a risk-free interest rate of 1.35%, and a weighted-average expected dividend yield of 1.6%.

  Mr. Wilson's outstanding equity awards as of December 31, 2014 are disclosed under "Executive Compensation—Outstanding Equity Awards at Fiscal Year End."

Annual Cash Retainer

Effective as of May 14, 2014, each non-employee director became entitled to an annual cash retainer of $100,000, payable quarterly. We do not pay meeting fees to our directors. The chairman of the Board and the chairmen of the Board committees receive additional annual cash retainers in the following amounts, payable quarterly:

Chairman of the Board	$60,000
Audit committee chairman	$15,000
Compensation committee chairman	$10,000
Corporate governance and nominating committee chairman	$10,000

Annual Restricted Stock Grant

Each non-employee director will receive, upon joining the Board, a restricted stock grant with a fair market value of $120,000 (or, in the case of the chairman of the Board, $200,000), rounded to the nearest whole share. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $120,000 (or, in the case of the chairman of the Board, $200,000), rounded to the nearest whole share, on the date of each annual meeting of the stockholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant.

POLICY REGARDING RELATED PERSON TRANSACTIONS

We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its stockholders. Accordingly, as a general matter, it is our preference to avoid such transactions.

Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its stockholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a written policy regarding related person transactions. For the purposes of this policy, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, other than (a) transactions where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) transactions involving services as a bank depositary of funds, transfer agent, registrar, or trustee under a trust indenture, or similar services; (c) transactions in which the interest of the related person derives solely from his or her service as a director of another entity that is a party to the transaction; or (d) transactions in which the interest of the related person derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

In addition, transactions involving the purchase of products or services (other than personal or professional services) from an entity for which a director of the company or an immediate family member of a director serves as an executive officer shall not be considered to involve a material interest on the part of such director (and therefore shall not be considered related person transactions) if (i) the director did not participate in the decision on the part of the company to enter into such transactions, (ii) the transactions are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for transactions with other unrelated third parties, and (iii) the amount paid in all transactions with any such entity in a twelve-month period is less than the greater of $500,000 or 1% of such entity's consolidated gross revenues for the most recently completed fiscal year for which data is publicly available.

For purposes of the policy, a "related person" means:

•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

•
The general counsel will assess whether the proposed transaction is a related person transaction for purposes of this policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction shall be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chairman of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chairman of the committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The committee (or the chairman) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the committee (or the chairman) determines in good faith.

•
The committee or chairman, as applicable, shall convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee's first meeting of each fiscal year, the committee shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company's contractual obligations, the committee shall determine if it is in the best interests of the company and its stockholders to continue, modify, or terminate the related person transaction. At its first meeting in 2015, the audit committee determined that the company did not engage in any related person transactions in 2014.

No member of the audit committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Sales of our products and services to related persons in the ordinary course of business, at prices and on terms consistent with those offered to similarly situated customers in our industry in transactions between unaffiliated parties will generally not be subject to the approval procedures described above; provided, however, that any (i) modification or amendment of a multi-year supply contract or (ii) entry into, modification, or amendment of a similar long-term supply contract with any related person will be subject to the same procedures under this policy as are applicable to any other related person transactions.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The audit committee has selected KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2015. KPMG was our independent registered public accounting firm for the year ended December 31, 2014.

KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2015. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance practice. Should the stockholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2015. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its stockholders.

Unless otherwise instructed, we will vote all proxies we receive FOR ratifying the selection of KPMG as the company's independent registered public accounting firm for 2015.

The Board unanimously recommends that you vote FOR the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2015.

AUDIT AND NON-AUDIT FEES

On behalf of CF Industries and its affiliates, the audit committee retained KPMG to audit our consolidated financial statements for 2014. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2014.

The aggregate fees for professional services provided by KPMG with respect to these various services for 2014 and 2013 were:

	2014	2013
Audit fees(1)	$3,043,676	$2,796,500
Audit-related fees(2)	30,975	29,500
Tax fees	—	—
All other fees	—	—

Total	$3,074,651	$2,826,000

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

(2)
Audit-related fees were principally for audits of employee benefit plans.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

•
Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

•
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

•
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax compliance, tax planning, and other tax advice.

•
All other services are those services not captured in the audit, audit-related, or tax categories. The company generally doesn't request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee has delegated specific pre-approval authority to the chairman of the audit committee provided that the estimated fee for any such engagement does not exceed $100,000. The chairman of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

AUDITOR INDEPENDENCE

We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the committee's goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.

Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements. KPMG partners assigned to our audit rotate at least every five years, in accordance with professional standards.

AUDIT COMMITTEE REPORT

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of four non-management directors and operates under a written charter adopted by our Board. Each member of the audit committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to audit committee members.

Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG, our independent auditor, is responsible for auditing the financial statements. The audit committee's responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.

During 2014, the audit committee held nine meetings and met in executive session at each of the five meetings that were held in person. The audit committee also reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2014. The audit committee also discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 16 (Communication with Audit Committees), the standards of the Public Company Accounting Oversight Board, and Rule 2-07 of Regulation S-X under the Securities Act of 1933, as amended. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and discussed with KPMG its independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the audited consolidated financial statements of CF Industries for the year ended December 31, 2014, as audited by KPMG, be included in our Annual Report on Form 10-K for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2015 and recommended to the Board that the Board seek stockholder ratification of the selection of KPMG.

Robert G. Kuhbach (Chairman)
Robert C. Arzbaecher
William Davisson
Stephen J. Hagge
Theresa E. Wagler

PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

Information regarding a stockholder proposal is set forth below. CF Industries disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. The Office of the Comptroller of the City of New York, Scott M. Stringer, on behalf of the boards of trustees of the New York City Employees' Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers' Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System (together, the "Systems"), One Centre Street, Room 629, New York, N.Y. 10007-2341, has advised us that the Systems beneficially own 107,989 shares of our common stock and intend to present this proposal at the Annual Meeting.

  RESOLVED: Shareholders of CF Industries Holdings, Inc. (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

  The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

    a)
    have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

    b)
    give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

    c)
    certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

  The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

  SUPPORTING STATEMENT

  We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

    •
    Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

    •
    Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

  The proposed bylaw terms enjoy strong investor support—votes for similar shareholder proposals averaged 55% from 2012 through September 2014—and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

  We urge shareholders to vote FOR this proposal.

THE BOARD'S STATEMENT IN OPPOSITION

The Board unanimously recommends a vote AGAINST this proposal.

In recognition of the support in the investor community for long-term, substantial stockholders to have the ability to nominate director candidates and to include such candidates in company proxy materials, the Board in February 2015, after careful consideration, adopted bylaw amendments implementing proxy access. Accordingly, the stockholder proposal calling upon the Board to implement proxy access is unnecessary.

The proxy access provisions already included in our Bylaws generally permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 5% or more of our outstanding common stock for at least the previous three years to include in our proxy materials for the annual meeting of stockholders nominees for election as directors numbering up to 20% of the number of directors in office at the time of nomination. See "Corporate Governance—Proxy Access," beginning on page 16, for details regarding the proxy access process under our Bylaws.

The Board believes that the terms of proxy access under our Bylaws, including the 5% ownership threshold and the limit on the number of stockholder nominees to no more than 20% of the number of directors in office at the time of nomination, are consistent with those generally supported by several of our largest stockholders and strike an appropriate balance in affording long-term, significant stockholders the opportunity to include nominees in our proxy materials while limiting the risk that the proxy access provisions would enable activist stockholders and special interest groups to disrupt our Board composition and corporate strategy in furtherance of an agenda that is not in the best interests of the Company or our stockholders generally.

For these reasons, the Board unanimously recommends that you vote AGAINST the proposal.

THE PROPOSAL IS ADVISORY IN NATURE, AND APPROVAL OF THE PROPOSAL WOULD NOT IN ITSELF EFFECT CHANGES TO OUR BYLAWS. SUCH APPROVAL WOULD ONLY SERVE AS A RECOMMENDATION TO THE BOARD. IF THE PROPOSAL IS NOT PROPERLY PRESENTED BY THE PROPONENT AT THE ANNUAL MEETING, IT WILL NOT BE VOTED UPON.

PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING THE RIGHT TO ACT BY WRITTEN CONSENT

Information regarding a stockholder proposal is set forth below. CF Industries disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised us that he owns no fewer than 25 shares of our common stock and has given us notice that this proposal will be presented at the Annual Meeting.

Proposal 5—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance it takes 25% of CF Industries shareholders, with at least one-year of continuously stock ownership, to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period.

Potentially 50% of CF Industries shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting according to our one-year rule. The average holding period for stock is less than one-year according to "Stock Market Investors Have Become Absurdly Impatient."

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI Ratings, an independent investment research firm, said a deadly explosion at the West Fertilizer Co. in West, Texas destroyed nearby schools, houses and a nursing home and killed 15 people. The city of West filed a lawsuit that alleged negligence against CF Industries for its failure to properly inspect the West Fertilizer Co.'s facilities and warn the local community on the explosive risks of ammonium nitrate, despite our company's knowledge of the inherent dangers. The lawsuit followed CF Industries' announcement that one person died and seven were injured after a blast at its plant in Donaldsonville, Louisiana.

Stephen Wilson was given $32 million in 2013 Total Realized Pay. GMI said CF Industries gave too many market-priced stock options that may provide rewards to executives due to a rising market alone, regardless of job performance. Unvested equity pay can partially or fully accelerate upon CEO termination. Accelerated equity vesting allows executives to realize pay without necessarily having earned it through strong performance. CF Industries had not disclosed specific, quantifiable performance objectives for our CEO. John Johnson was an inside-related director on our executive pay committee. William Davisson was inside-related director on our audit committee.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent—Proposal 5

THE BOARD'S STATEMENT IN OPPOSITION

The Board unanimously recommends a vote AGAINST this proposal.

The Board has given careful consideration to the stockholder proposal regarding the right of stockholders to act by written consent and believes that the actions requested by the proponent are not in the best interests of the company and its stockholders. Moreover, the Board believes that implementation of the proposal is unnecessary given the ability of holders of 25% or more of the company's outstanding common stock to call a special meeting of stockholders.

The company's certificate of incorporation requires actions that are subject to a vote of the company's stockholders to be considered at a meeting of stockholders. This requirement assures that all stockholders receive advance notice of the proposed action and have an opportunity to discuss it and consider all points of view. In contrast, the proposal calls for the Board to take steps necessary to permit stockholder action by written consent, which would allow critical actions to be approved by holders of a bare majority of the company's outstanding common stock without notice to other stockholders and without an opportunity for discussion at a meeting of stockholders. This proposal, if adopted, could therefore result in action being taken without the knowledge or participation of many stockholders—particularly smaller stockholders—thereby disenfranchising those stockholders, while enabling other short-term or special-interest investors to approve proposals that are not in the best interests of all stockholders. Allowing stockholder actions by written consent could also result in duplicative or contradictory written consents being circulated at the same time, wasting resources, confusing stockholders and hindering the ability of management and the Board to ensure the orderly and efficient conduct of the company's affairs. Because of such deficiencies, the Board believes that the written consent process is not appropriate for a widely-held public company like CF Industries.

In 2014, the company amended its bylaws and, with stockholder approval, its certificate of incorporation to grant holders of not less than 25% of the company's outstanding common stock the right to call a special meeting of stockholders. This right to call special meetings allows stockholders to propose actions without waiting for the company's next annual meeting. Stockholder action taken at a special meeting is preferable to action by written consent, because a meeting allows all stockholders to participate in, and discuss the merits of, a proposed action, and allows the Board to make a considered recommendation about the action. Stockholder action by means of a stockholder-initiated special meeting is thus better suited than stockholder action by written consent to a culture of transparency and good corporate governance, and the ability of stockholders to call a special meeting makes unnecessary the written consent procedure contemplated by the proposal.

The Board further believes that the company's strong corporate governance practices make adoption of this proposal unnecessary. In addition to giving stockholders the right to call special meetings, the company's corporate governance practices already provide transparency and accountability of the Board to all of the company's stockholders and demonstrate the company's and the Board's responsiveness to the views and concerns of stockholders:

•
Elimination of Supermajority Voting Provisions—In 2013, the Board sought and obtained stockholder approval for amendments to the company's certificate of incorporation to eliminate supermajority voting provisions from the certificate of incorporation and eliminated supermajority voting provisions from the company's bylaws.

•
Annual Election of Directors and Majority Voting—The company began the process of declassifying the Board at the 2013 Annual Meeting, resulting in all directors of the company being subject to election annually beginning with the Annual Meeting. In 2012, the Board amended the company's bylaws so that all of the company's directors are elected by a majority vote in uncontested elections.

•
Substantial Majority of Board is Independent—All of the company's directors, with the exception of Mr. Will, are independent.

•
Independent Board Chairman/Lead Independent Director—Since May 2014, the Board has had an independent chairman. Under the company's corporate governance guidelines, if the chairman of the Board is not an independent director, the independent directors will designate one of their number to serve as a lead independent director, the duties of which include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the independent directors and other non-management directors and facilitating communications among other members of the Board.

•
Proxy Access—The Board adopted bylaw amendments in February 2015 implementing "proxy access," allowing eligible stockholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. See "Corporate Governance—Proxy Access."

•
Stockholder Engagement—Stockholders can communicate directly with the Board and/or individual directors. The company regularly engages with its stockholders regarding governance matters, obtaining valuable feedback that contributes to the Board's decision-making with respect to such matters. In addition to informing the adoption of the governance practices noted above, stockholder input has been an important consideration in the Board's diversity initiatives and its determinations that the company will prepare a semi-annual political contributions report and an annual sustainability report.

The Board believes that the company's current governance structure strikes an appropriate balance between permitting stockholders to raise important matters at any time and ensuring that all stockholders are afforded an opportunity for meaningful participation in a deliberative and democratic process based on accurate and complete public disclosure. Consistent with its current practice, the Board will continue to evaluate appropriate corporate governance measures and changes to the company's governance structure, policies and practices that it believes will serve the best interests of the company and its stockholders.

For these reasons, the Board unanimously recommends that you vote AGAINST the proposal.

THE PROPOSAL IS ADVISORY IN NATURE, AND APPROVAL OF THE PROPOSAL WOULD NOT IN ITSELF GIVE STOCKHOLDERS THE RIGHT TO ACT BY WRITTEN CONSENT. SUCH APPROVAL WOULD ONLY SERVE AS A RECOMMENDATION TO THE BOARD. IF THE PROPOSAL IS NOT PROPERLY PRESENTED BY THE PROPONENT AT THE ANNUAL MEETING, IT WILL NOT BE VOTED UPON.

ADDITIONAL INFORMATION

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement. The proposal must be received no later than December 4, 2015 (120 days before April 2, 2016, the one year anniversary of the anticipated mailing date of this proxy statement).

Our Bylaws require that written notice of (i) proposals intended to be presented by a stockholder at the next annual meeting, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the next annual meeting be delivered to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement no earlier than January 16, 2016 and no later than February 15, 2016. Such advance notice deadline will also be the deadline for "timely" proposals made in accordance with Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our Bylaws. You can obtain a copy of our Bylaws by writing our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Under the proxy access provisions of our Bylaws, certain stockholders and/or stockholder groups will be permitted to include stockholder nominated director candidates in our proxy materials for the next annual meeting of stockholders. See "Corporate Governance—Proxy Access" and refer to our Bylaws for details about the process to include stockholder nominated director candidates in our proxy materials.

Cost of Annual Meeting and Proxy Solicitation

We pay the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.

We have also retained Innisfree M&A Incorporated ("Innisfree") for consulting and solicitation services in connection with the Annual Meeting, for which Innisfree is anticipated to receive a fee of approximately $25,000. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, required to be filed with the SEC, without exhibits, will be furnished without charge to any stockholder of record or beneficial owner of common stock upon written request to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

April 2, 2015

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CF INDUSTRIES HOLDINGS, INC. 4 PARKWAY NORTH, SUITE 400 DEERFIELD, IL 60015-2590 M80427-P58353 CF INDUSTRIES HOLDINGS, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Abstain For Against Nominees: ! ! ! 1a. Robert C. Arzbaecher The Board of Directors recommends you vote FOR proposals 2 and 3: ! ! ! 1b. William Davisson Against Abstain For 2. Approval of an advisory resolution regarding the compensation of CF Industries Holdings, Inc.'s named executive officers. ! ! ! ! ! ! 1c. Stephen A. Furbacher ! ! ! ! ! ! 3. Ratification of the selection of KPMG LLP as CF Industries Holdings, Inc.'s independent registered public accounting firm for 2015. 1d. Stephen J. Hagge ! ! ! 1e. John D. Johnson ! ! ! 1f. Robert G. Kuhbach The Board of Directors recommends you vote AGAINST proposals 4 and 5: ! ! ! ! ! ! 4. Stockholder proposal regarding proxy access, if properly presented at the meeting. 1g. Edward A. Schmitt ! ! ! ! ! ! 5. Stockholder proposal regarding the right to act by written consent, if properly presented at the meeting. 1h. Theresa E. Wagler ! ! ! 1i. W. Anthony Will ! NOTE: The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting. For address changes/comments, mark here (see reverse for instructions). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. M80428-P58353 CF INDUSTRIES HOLDINGS, INC. Annual Meeting of Stockholders May 15, 2015 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Douglas C. Barnard and Dennis P. Kelleher, and each of them, as proxies, each with the power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this proxy card, all the shares of common stock of CF Industries Holdings, Inc. registered in the name of the undersigned, as of March 23, 2015, at the Annual Meeting of Stockholders of CF Industries Holdings, Inc. to be held May 15, 2015, at 10:00 a.m. CDT adjacent to CF Industries Holdings, Inc.'s Corporate Headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015, and any and all adjournments or postponements of that meeting. Receipt of the Notice of 2015 Annual Meeting and Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in proposal 1, FOR proposals 2 and 3, and AGAINST proposals 4 and 5. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side